LEASE AGREEMENT

FROM

WEXFORD-UCSC II, LP,
a Delaware limited partnership,
LANDLORD

TO

ROSETTA GENOMICS,
a Delaware Incorporated company
TENANT

PREMISES:
Suite 740, 3711 Market Street
Philadelphia, Pennsylvania

DATED: July 7, 2008

Table of Contents

Page

EXHIBITS

A	Drawing of the Premises
B	The Land
C	Casework
D	Janitorial Schedule
E	Rules and Regulations
F	Welcome Fund Forms

LEASE AGREEMENT

July

THIS LEASE AGREEMENT made this 7 day of 2008, 2008 between WEXFORD-UCSC II, LP, a Delaware limited partnership ("Landlord"), and ROSETTA GENOMICS, a Delaware incorporate company ("Tenant").

WITNESSETH:

1. PREMISES DEMISED.

(a) Landlord leases and demises to Tenant and Tenant rents and leases from Landlord the following described space (the "Premises"), located in Unit 6 (the "Unit") of the Condominium (as hereinafter defined), which Premises are shown on Exhibit A attached hereto and made a part hereof and located in that certain research and office building at 3711 Market Street, Philadelphia, Pennsylvania (the "Building"):

Floor(s):	Part of Seventh
Rentable Square Footage ("RSF"):	6,233

The Building and the land upon which said Building is located, more particularly described on Exhibit B attached hereto and by this reference incorporated herein (the "Land"), have been submitted to a regime of condominium ownership pursuant to a Declaration of Condominium of 3711 Market Research Condominium (the "Declaration"). The Land, together with the Building, is hereinafter collectively referred to as the "Condominium" or the "Property".

(b) The parties agree that (i) the Unit contains 141,826 RSF, (ii) the Premises contains 6,233 RSF, (iii) the "Tenant's Pro Rata Share" hereunder shall equal 4.39%, and (iv) the Percentage Interest (as defined in the Declaration) of the Unit in the Condominium is 43.96%.

(c) The Premises shall include the appurtenant right to use, in common with others, the Common Elements including, without limitation, the Phase I Building Limited Common Elements as such terms are defined in the Declaration), subject in all instances and under all circumstances to the right of the 3711 Research Condominium Association (the "Association") to alter, modify and, to the extent necessary to temporarily block off access to portions of the Common Elements in accordance with the terms of the Declaration. The Premises shall also include the right to use, in common with others, public lobbies, entrances, stairs, corridors, elevators, and other public portions of the Unit (the "Unit Common Areas"), subject in all instances and under all circumstances to Landlord's right to alter, modify and, to the extent necessary to temporarily block off access to portions of such Unit Common Areas if Landlord deems it desirable or appropriate to do so. The Common Elements, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance, inspection, display and repair thereof are hereby reserved to the Association. No easement for light, air or

view is granted or implied hereunder, and the reduction or elimination of Tenant's light, air or view will not affect Tenant's liability or obligations under this Lease. Tenant shall also be entitled to use, in common with other occupants of the seventh floor of the Building, the vacuum pump and compressor located on the seventh (7th) floor of the Building (collectively, the "Shared Facilities"). Tenant's use of the Shared Facilities shall be subject to any rules and regulations established by Landlord from time to time with respect to the operation and use of the Shared Facilities.

(d) No later than thirty (30) days after the Delivery Date (as hereinafter defined), the Premises, shall be measured by Landlord's third-party architect (the "Architect") using the BOMA standard for rentable square footage. Landlord's third-party architect's determination of the RSF of the Premises shall be binding upon the parties. Upon receipt of such architect's determination the parties shall amend this Lease to reflect the correct size of the Premises and "Tenant's Pro Rata Share" hereunder which shall be based on the RSF of the Premises compared to the RSF of the Unit.

(e) Tenant acknowledges and agrees that this Lease is subject and subordinate to all of the terms and conditions of that certain ground lease affecting the Premises by and between University City Science Center, as landlord, and Landlord, as tenant, dated as of April 3, 2007 and to any and all modifications, extensions or replacements thereof now or hereinafter occurring (as the same has been and may hereafter be amended, the "Ground Lease"). Tenant agrees to perform all of the obligations of Landlord as tenant under the Ground Lease to the extent applicable to the Premises.

2. TERM.

(a) Subject to the provisions of Section 4 hereof, the term of this Lease (the "Term") shall commence on the Delivery Date (hereinafter defined) (provided that a certificate of occupancy has been issued by the appropriate local authorities, but if a certificate of occupancy or any other legal occupancy requirements are not satisfied due, in whole or in part, to any work being performed by Tenant at the Premises, then the requirement of a certificate of occupancy shall be deemed satisfied) and shall expire on 11:59 p.m. the day before the date that is five (5) years after the Rent Commencement Date (as hereinafter defined) (the "Expiration Date"), unless sooner terminated as herein provided. This Lease shall be effective and enforceable between Landlord and Tenant upon its execution and delivery, whether such execution and delivery occurs on, prior to, or after the Delivery Date. When the Delivery Date has been established, the parties shall execute and deliver an instrument in form satisfactory to Landlord specifying the actual Delivery Date and the Expiration Date of the Term. For purposes of this Lease the term "Rent Commencement Date" shall mean the date that is five (5) months after the Delivery Date. Notwithstanding the foregoing, pursuant to Section 3(c), Tenant shall commence paying Tenant's Pro Rata Share of Operating Expenses (as hereinafter defined) and Taxes (as hereinafter defined) on the Delivery Date, not the Rent Commencement Date.

(b) "Lease Year" as used herein shall mean (i) each and every consecutive twelve (12) month period during the Term of this Lease, or (ii) in the event of Lease

expiration or termination, the period between the last complete Lease Year and said expiration or termination. The first such twelve (12) month period shall commence on the Delivery Date. If the Delivery Date is any day other than the first day of the month, then the first Lease Year shall include the partial month in which the Delivery Date occurs and the next consecutive twelve (12) months.

(c) Provided that no Event of Default, exists under this Lease, Tenant may exercise a one-time right to terminate this Lease as of the date that is three (3) years after the Rent Commencement Date (the "Early Termination Date") by giving Landlord written notice (the "Termination Notice") of such election not less than twelve (12) months' prior to the Early Termination Date, which notice, in order to be effective, must be accompanied by a non-refundable termination fee in an amount equal to Fifteen Dollars ($15.00) per RSF (the "Termination Fee"). If Tenant properly exercises the foregoing termination right, then this Lease and the Term shall terminate on the Early Termination Date, Tenant shall pay to Landlord all Rent and other charges payable up to the Early Termination Date, and all of the provisions contained in this Lease pertaining to the termination of this Lease shall be applicable as to such early termination. The effectiveness of Tenant's Termination Notice is conditioned upon (which condition shall be solely for the benefit of the Landlord) Landlord's receipt of payment in full for all Rent and other charges payable up to the Early Termination Date. The Termination Fee, among other things, shall be deemed to include reimbursement for all of Landlord's leasing costs in connection with the leasing of the Premises, including brokerage commissions, legal fees and costs of delivery of the Premises.

3. RENTAL.

(a) Base Rental. Tenant shall pay to Landlord at the address of Landlord indicated herein, or at such other place as Landlord may designate in writing, without demand, deduction or setoff, an annual base rental (said rent, as the same may be adjusted from time to time, is herein referred to as the "Base Rental"), due and payable in equal monthly installments (the "Monthly Base Rental") in advance commencing on the Rent Commencement Date and continuing on the first (1st) day of each calendar month during the Term. The annual Base Rental and monthly Base Rental for the initial Lease Year falling within the Term shall be in amounts as set forth below:

Lease Year	Base Rental/RSF	Annual Base Rental	Monthly Base Rental
1st	34.50	$215,038.50	$17,919.88

On the first anniversary of the Rent Commencement Date, and on each subsequent anniversary of the Rent Commencement Date, the Base Rental for the Premises shall increase by two percent (2%) above the Base Rental payable in the immediately preceding Lease Year.

Should this Lease commence on other than the first (1st) day or terminate at any time other than the last day of a calendar month, the amount of Base Rental due from Tenant shall be proportionately adjusted based on that portion of the month that this Lease is in effect. Tenant

shall also pay all other sums of money that shall become due from Tenant under this Lease other than Base Rental ("Additional Rent") without deduction, offset or counterclaim within the time periods set forth herein, and if no such period is established, then within thirty (30) days of receipt of Landlord's written demand therefor containing the amount due and a reasonably detailed statement as to the nature of such Additional Rent. As used in this Lease, "Rent" shall mean Base Rental and Additional Rent.

(b) Triple Net Lease. This is a "triple net" lease. Tenant's payment of Rent shall be completely net to Landlord so that this Lease yields to Landlord the net annual Base Rental and Tenant shall pay any and all Base Rental, Additional Rent and costs, expenses and obligations of every kind and nature whatsoever relating to the Premises without setoff, deduction, counterclaim or abatement, except as specifically and expressly (and not impliedly) provided in this Lease.

(c) Payment of Operating Expenses and Taxes.

(i) Upon the Delivery Date, and then at least thirty (30) days prior to each subsequent calendar year during the Term, Landlord shall advise Tenant in writing of its reasonable estimate of Tenant's Pro Rata Share of the annual Operating Expenses for each calendar year and Taxes for each calendar year. Commencing on the Delivery Date and on the first day of each month thereafter, Tenant shall pay as Additional Rent, one-twelfth (1/12th) of the estimated Tenant's Pro Rata Share of such Operating Expenses and Taxes, and after the Rent Commencement Date, Tenant shall pay such amounts concurrently with the Monthly Base Rental payment.

(ii) Within ninety (90) days after the close of each calendar year, Landlord shall deliver to Tenant an itemized statement prepared by Landlord's property management company or chief finance officer, or by a certified public accountant ("Landlord's Statement") showing in reasonable detail the (i) actual Operating Expenses and Taxes for the previous year broken down by component expenses; (ii) Tenant's Pro Rata Share of such amounts; (iii) the amount paid by Tenant during the year towards Operating Expenses and the amount paid by Tenant during the year towards the Taxes; and (iv) the amount Tenant owes to Landlord, or the amount of the refund Landlord owes to Tenant on account of any underpayment or overpayment by Tenant. Any such amount due from Tenant to Landlord shall be paid within ten (10) days after receipt of the most recent Landlord's Statement. Any such refund due from Landlord to Tenant shall be credited against the next due payment of the estimated Tenant's Pro Rata Share of Operating Expenses and Taxes or, if at the end of the Term, refunded to Tenant.

(iii) Landlord's failure to submit a Landlord's Statement to Tenant within ninety (90) days after the expiration of any calendar year shall not affect Tenant's obligations to pay Tenant's Pro Rata Share of Operating Expenses and Taxes.

(d) Tenant shall also pay before any penalties or fines are assessed to the appropriate governmental authority any use and occupancy tax in connection with the Premises. In the event Landlord is required by law to collect such tax, Tenant shall pay such use and occupancy tax to Landlord as Additional Rent within ten (10) days of demand and Landlord

shall remit any amounts so paid to Landlord to the appropriate governmental authority to a timely fashion.

(e) For the purposes hereof, the following definitions shall apply:

(i) "Operating Expenses" shall mean:

(A) All costs and expenses incurred and expenditures made by Landlord in the operation and management of the Unit, exclusive of Taxes (as hereinafter defined). Operating Expenses include, without limitation, (i) costs of cleaning, security, janitorial service, rubbish removal, heating, electricity, air conditioning, utilities, tempered water and water for customary lavatory use, maintenance and repairs, maintenance of the grounds, snow removal and window cleaning, (ii) service contracts or other agreements with independent contractors for any of the foregoing (including, but not limited to, elevator and HVAC maintenance), (iii) management fees, (iv) wages, salaries, benefits, payroll taxes and unemployment compensation insurance for employees of Landlord or any contractor of Landlord engaged in the cleaning, operating, maintenance or security of the Unit, (v) the cost of all insurance including, without limitation, casualty, liability and loss of rent insurance equal to eighteen (18) month's rent for the gross rent roll (including Additional Rent), (vi) legal fees, (vii) an allowance for depreciation over the useful life (as determined by Landlord) of any items or improvements properly chargeable to the capital account, (viii) payments, other than Taxes, to the University City District, and to the city in which the Building is located and other agencies or governmental agencies including, but not limited to, water and sewer charges, (ix) fees and charges of any association, or special district affecting the Property, (x) all Common Expenses (including all Limited Expenses) and all Special Assessments (as such terms are defined in the Declaration) affecting or assessed against the Unit and/or Landlord as Unit Owner (as defined in the Declaration), and (xi) supplies. The cost of all electricity furnished to Unit Common Areas shall be included in Operating Expenses.

(B) The term "Operating Expenses" shall not include: (a) repairs or other work (including rebuilding) occasioned by fire, windstorm or other casualty or condemnation to the extent not covered by Landlord's insurance, (b) any cost (such as electricity or overtime services) to the extent such costs are separately charged to and payable by Tenant hereunder, (c) leasing commissions and expenses associated with procuring tenants, including, without limitation, lease concessions, lease take-over obligations, (d) interest on and amortization of debt,

(e) interest and penalties for late payment of taxes, (f) wages or salaries of employees over the rank of property or building manager, (g) expenses resulting from any violation by Landlord of the terms of any ground or underlying lease or mortgage to which this Lease is subordinate, (h) fines and penalties (to the extent not attributable to any act or omission of Tenant or its agents, employees or contractors) which, under this Lease, are the responsibility of Landlord, (i) fees and costs of vendors providing services to or supplies for the Property for Landlord materially in excess of rates then customarily charged by vendors for the same services or supplies to buildings in the area, (j) fees and costs associated with any refinancing of mortgage debt on the Property, (k) any item for which reimbursement is actually made to Landlord from another source (e.g., insurance proceeds or payment from another tenant).

(C) Operating Expenses shall be determined in accordance with GAAP based upon reasonable projections.

(ii) "Taxes" shall mean:

(A) All payments in lieu of taxes, real estate taxes, personal property taxes, assessments (special or otherwise), sewer and water rents, rates and charges, and any other governmental levies, impositions and charges of a similar nature ("Impositions"), which may be levied, assessed or imposed on or in respect of all or any part of the Unit or the Unit's interest in the Common Elements and any improvements, fixtures and equipment of Landlord, real or personal, located in or around the Unit.

(B) Any reasonable and appropriate expenses incurred by Landlord in contesting any of the foregoing or the assessed valuation of all or any part of the Unit.

(C) If at any time during the Term the methods of taxation prevailing at the date hereof shall be altered so that in lieu of or as a substitute for the whole or any part of the Impositions now levied, assessed or imposed on all or any part of the Unit, there shall be levied, assessed or imposed (i) an Imposition based on the income or rents received therefrom whether or not wholly or partially as a capital levy or otherwise, or (ii) an Imposition measured by or based in whole or in part upon all or any part of the Unit and imposed on Landlord, then all Impositions shall be deemed to be Taxes.

(D) "Taxes" shall not include any penalties or interest paid by Landlord on account of taxes.

(f) Tenant Utility Charge. Notwithstanding the foregoing, the Unit shall be separately sub-metered for all electricity used at or in connection with the Unit, including, but not limited to, electricity for lights, office machinery and equipment, any appliances, and air conditioning and water for customary lavatory use ("Tenant Utilities") and Landlord shall bill Tenant and Tenant shall pay separately Tenant's Pro Rata Share for the Tenant Utilities based upon the sub-meter measuring consumption at the Unit and at the same rate that Landlord is billed by the applicable utility company.

(g) Adjustment for Partial Years. Should the Term commence at any time other than the first day or terminate on other than the last day of a calendar year the amount of Additional Rent due from Tenant shall be proportionately adjusted based on that portion of the year that this Lease was in effect.

(h) Additional Rent Not Base Rental. Tenant's payments of Additional Rent shall not be deemed payments of Base Rental as that term is construed relative to governmental wage and price controls or analogous governmental actions affecting the amount of Rent which Landlord may charge Tenant for the Premises.

(i) Late Charge. Tenant acknowledges that Tenant's failure to pay Base Rental and Additional Rent promptly may cause Landlord to incur unanticipated costs which are impractical or extremely difficult to ascertain and may include, without limitation, processing and accounting charges and late charges imposed on Landlord by any ground lease, mortgage or deed of trust. As a result, if Landlord does not receive any payment within five business (5) days of the due date, Tenant shall pay Landlord, a late charge equal to five percent (5%) of the overdue amount, which charge Landlord and Tenant agree represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment. Landlord's acceptance of the late charge shall in no event constitute a waiver of Tenant's default with respect to any overdue amount nor prevent Landlord from exercising any other rights or remedies granted under this Lease and/or applicable law. In addition, any payment of Base Rent, Additional Rent or other sum due under this Lease which is not paid to Landlord within five business (5) days of when due and payable shall bear interest at the rate of interest which is four percent (4%) over the announced prime rate of PNC Bank, National Association, Philadelphia, Pennsylvania or any successor thereto (the "Default Rate").

4. DELIVERY OF THE PREMISES.

Prior to the Delivery Date, Landlord shall put the Premises in broom clean condition. Tenant acknowledges that all of the casework described on Exhibit C hereto has been installed at the Premises and Tenant shall accept the Premises in their "AS-IS, WHERE, IS" condition other than Landlord's obligation to deliver the Premises in broom clean condition. Other than as set forth in this Article 4, Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof except as otherwise expressly provided herein or agreed upon in writing by Landlord, and the parties hereto affirm

that Landlord has made no representations to Tenant respecting the condition of the Premises, the Unit, the Building or the Property except as specifically herein set forth in writing. The "Delivery Date" of the Premises shall be July 15, 2008. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good and satisfactory order, condition and repair for the use intended under this Lease.

5. USE.

(a) Tenant is permitted to use the Premises for office, research and development and/or laboratory purposes only, and no other uses. Tenant agrees to conduct its business in the manner and according to the generally accepted business principles of the business or profession in which Tenant is engaged.

(b) Notwithstanding anything to the contrary provided in this Section 5, Tenant shall not use or occupy the Premises or any portion thereof, permit or suffer the same to be used or occupied and/or do, or permit or suffer anything to be done, in or on the Premises or any part thereof, that would, in any manner or respect:

(i) violate any certificate of occupancy or Legal Requirement in force relating to the Premises or the Rules (as hereinafter defined) or cause an unreasonable amount of use of any of the services provided in the Building;

(ii) make void or voidable any insurance then in force with respect to the Premises, or render it impossible to obtain fire or other insurance thereon required to be furnished by Landlord or Tenant under this Lease;

(iii) cause structural or other injury to the Premises, or constitute a private or public nuisance or waste;

(iv) render the Premises incapable of being used or occupied after the expiration or sooner termination of the term of this Lease for the purposes for which the same were permitted to be used and occupied on the day upon which Tenant shall first open the Premises for business to the public, except for ordinary wear and tear and damage by fire or other casualty and repairs for which Tenant is not responsible under this Lease; and/or

(v) violate the provisions of Section 8 hereof.

6. TENANT'S CARE OF THE PREMISES.

(a) Tenant will take good care of the Premises and the fixtures and appurtenances therein, and will neither commit nor suffer any active or permissive waste or injury thereof. Tenant's responsibilities in conjunction therewith shall include, but not be limited to, the cleaning of draperies, the shampooing and/or re-stretching of the carpeting located in the

Premises, and the regular painting and decorating of the Premises so as to maintain the Premises in a first-class condition and state of repair. All such repair work and maintenance and any alterations permitted by Landlord shall be done at Tenant's sole cost and expense by Landlord's employees or agents or, with Landlord's express written consent, by persons requested by Tenant and consented to in writing by Landlord. Tenant shall, at Tenant's expense, but under the direction of Landlord and performed by Landlord's employees or agents, or with Landlord's express written consent, by persons requested by Tenant and consented to in writing by Landlord, promptly repair any injury or damage to the Premises, the Shared Facilities, the Unit, the Building or Property caused by the misuse or neglect thereof by Tenant, by Tenant's contractors, subcontractors, customers, employees, licensees, agents, or invitees permitted or invited (whether by express or implied invitation) on the Premises by Tenant, or by Tenant moving in or out of the Premises.

(b) Except as provided below, Tenant will not, without Landlord's prior written consent, which shall not be unreasonably withheld, make alterations, additions or improvements in or about Premises and will not do anything to or on the Premises which will increase the rate of fire or other insurance on [the Unit,] the Building or the Property. All alterations, additions or improvements of a permanent nature made or installed by Tenant in the Premises shall become the property of Landlord at the expiration or early termination of this Lease. Landlord reserves the right to require Tenant to remove any improvements or additions made to the Premises by Tenant and to repair and restore the Premises to their condition prior to such alteration, addition or improvement, reasonable wear and tear, unrepaired casualty not caused by Tenant, and condemnation excepted, unless Landlord has agreed in writing, at or prior to the time Tenant requests the right to make such alteration, addition or improvement, that such item need not be removed by Tenant at the expiration or early termination of the Lease. Notwithstanding the foregoing, Tenant shall have the right without having to first obtain Landlord's consent to decorate the Premises (including without limitation painting, installing of wall coverings and hanging artwork), to install partitions, installation or change of electrical and communication outlets (subject to Section 7(b)(iii)) and to make other non-structural alterations within the Premises (the "Permitted Alterations") provided that Tenant gives Landlord prior written notice of any such Permitted Alterations and such alterations do not exceed Twenty-Five Thousand Dollars ($25,000).

(c) No later than the last day of the Term or earlier termination as provided herein, Tenant will remove all Tenant's personal property, telephone, data and other signal cabling, and repair all injury done by or in connection with installation or removal of said property and surrender the Premises (together with all keys, access cards or entrance passes to the Premises and/or Building) in as good a condition as they were at the beginning of the Term, reasonable wear and tear, unrepaired casualty not caused by Tenant and condemnation excepted. All property of Tenant remaining in the Premises after expiration or earlier termination of the Term shall be deemed conclusively abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of removing the same, subject however, to Landlord's right to require Tenant to remove any improvements or additions made to the Premises by Tenant pursuant to the preceding Section.

(d) In doing any work in the Premises, Tenant will use only contractors or workers consented to by Landlord in writing prior to the time such work is

commenced. Tenant shall promptly remove any lien or claim of lien for material or labor claimed against the Premises or Building, or both, by such contractors or workmen if such claim should arise, and hereby indemnifies and holds Landlord harmless from and against any and all losses, costs, damages, expenses or liabilities including, but not limited to, attorney's fees, incurred by Landlord, as a result of or in any way related to such claims or such liens. All work shall be performed in accordance with the Legal Requirements.

(e) All personal property brought into the Premises by Tenant, its employees, licensees and invitees shall be at the sole risk of Tenant, and Landlord shall not be liable for theft thereof or of money deposited therein or for any damages thereto, such theft or damage being the sole responsibility of Tenant.

(f) (i) Tenant, at its expense, shall comply with all present or future laws, statutes, ordinances, rules, orders, regulations and rulings of any Federal, state or local government or governmental authority, board or agency affecting the Premises (the "Legal Requirements") and with any reasonable requirements of the insurance companies insuring Landlord against damage, loss or liability for accidents in or connected with the Premises to the extent that the same shall affect or be applicable to (A) Tenant's particular manner of use of the Premises (as opposed to its mere use thereof), (B) alterations and improvements made by Tenant, or (C) a breach by Tenant of its obligations under this Lease, it being understood that Landlord shall not be, and the Association shall be, responsible for complying with Legal Requirements or insurance requirements imposed on the Building generally and which would have to be complied with whether or not Tenant was then in occupancy of the Premises. Nothing herein contained, however, shall be deemed to impose any obligation upon Tenant to make any structural changes or repairs unless necessitated by Tenant's acts or omissions or by reason of a particular use by Tenant of the Premises. The Association shall be responsible for complying with all Legal Requirements affecting the design, construction and operation of the Building or relating to the performance by the Association of any duties or obligations to be performed by it hereunder, subject to reimbursement by the Unit Owners pursuant to the Declaration and reimbursement by Tenant to Landlord pursuant to Section 3(c) hereof.

(ii) The parties acknowledge that Title III of the Americans With Disabilities Act of 1990 and the regulations and rules promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Property depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) the Association shall be responsible for Common Elements, (b) Landlord shall be responsible for ADA Title III compliance in the Unit Common Areas, (c) Tenant shall be responsible for ADA Title III compliance within the Premises following delivery of possession, and (d) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by alterations within

the Premises made subsequent to the commencement of the Term at the request of Tenant.

7. LANDLORD'S SERVICES AND OBLIGATIONS.

(a) Provided that no Event of Default, or an event which, upon the giving of notice or the passage of time could become and Event of Default, exists under this Lease, Landlord (with respect to the Unit) and/or the Association (with respect to the Condominium), as applicable, shall furnish the following services (the cost of which services shall be reimbursed to Landlord in accordance with Section 3 herein):

(i) Elevator service for passenger and delivery needs.

(ii) Air conditioning during summer operations and heat during winter operations at temperature levels similar to other first class office/research buildings in the Science Center District during Ordinary Business Hours (as defined in the Rules), seven (7) day per week, but consistent with and subject to all Federal and local energy conservation regulations.

(iii) Security services similar to other office/research buildings in the Science Center District.

(iv) Either hot or cold running water for all common area restrooms and lavatories.

(v) The replacement of building standard fluorescent lamps and ballasts as needed.

(vi) Janitorial service in accordance with Exhibit D, Cleaning Specification, which is attached hereto.

(vii) Electricity to operate the Building and Property, and to operate the Premises during Ordinary Business Hours, seven (7) day per week, by providing electric current in reasonable amounts necessary for normal office uses, lighting, and heating, ventilating and air conditioning ("HVAC").

(viii) Grounds care, including the sweeping of walks and parking areas and the maintenance of landscaping in a first class manner.

(ix) General management, including supervision, inspections and management functions.

(b) The services provided for in Section 7(a) herein are predicated on and are in anticipation of certain usage of the Premises by Tenant as follows:

(i) Services shall be provided for the Building during Ordinary Business Hours, except as specifically set forth above.

(ii) That said usage of the Premises by Tenant will not require the HVAC system to function beyond design loads currently applicable to the Building.

(iii) Should Tenant's total rated electrical design load per square foot in the Premises exceed the Building standard rated electrical design load, on a per rentable square foot basis, as determined by Landlord from time to time, for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the Building standard circuits, as such share is determined by Landlord, Landlord may (at Tenant's expense), if reasonably possible, install (or request the Association to install) within the Building one (1) additional high voltage panel and/or one (1) additional low voltage panel with associated transformer (the "Additional Electrical Equipment") as necessary to accommodate the aforesaid requirements. If the Additional Electrical Equipment is installed because Tenant's low or high voltage rated electrical design load exceeds the applicable Building standard rated electrical design load (on a per Rentable Square Foot basis), then a meter may also be added by Landlord (at Tenant's expense) to measure the electricity provided through the Additional Electrical Equipment. In addition to the foregoing, should Tenant desire to install or use equipment in the Premises that will, or can be reasonably expected to, exceed the Building standard rated electrical design load on a per rentable square foot basis, for either low or high voltage electrical consumption Tenant shall advise Landlord in writing in advance of the installation or use of such equipment and Landlord shall have the right, in its reasonable discretion, to approve or disapprove Tenant's installation and use of such equipment in the Premises, and Landlord may condition its approval on installation of Additional Electrical Equipment and a meter therefore as set forth above.

(c) If Tenant uses any services in an amount or for a period in excess of that provided for herein, Landlord also reserves the right to charge Tenant as Additional Rent a reasonable sum as reimbursement for the direct cost of such added services plus ten percent (10%) for Landlord's overhead and general conditions plus ten percent (10%) profit for Landlord. Landlord further reserves the right to install separate metering devices for the purpose of determining such excessive periods and/or amounts at Tenant's sole cost and expense. In the event of disagreement as to the reasonableness of such additional charge, the opinion of the appropriate local utility company or an independent professional engineering firm selected by Landlord shall prevail.

(d) Landlord shall not be liable for any damages directly or indirectly, and Tenant shall have no right of set-off or reduction in Rent, resulting from any interruption in connection with the furnishing of services or utility services referred to herein, including, but not limited to, any interruption in services or utility services due to breakage, shortage of labor, shortage of fuel or for any other cause. Without limitation on the foregoing, under no circumstances shall Landlord incur liability for damages caused directly or indirectly by any malfunction of Tenant's computer systems resulting from or arising out of the failure or malfunction of any electrical, air conditioning or other system serving the Building, and Tenant hereby expressly waives the right to make any such claim against Landlord. In no event shall Landlord be liable for special, exemplary or consequential damages.

(e) Landlord shall have no obligation or liability with respect to or in any way connected with the Premises, or service to the Premises, except as set forth in Section 7(a) above. Landlord shall not be deemed to have committed a breach of any repair obligations unless it makes repairs negligently.

(f) Landlord and Tenant acknowledge and agree that pursuant to the Declaration, the Association, and not Landlord, is responsible for the maintenance, repair and replacement of the Condominium (other than the Units) and the Common Elements (including the Limited Common Elements (as defined in the Declaration)). The cost of the foregoing items shall be included in Common Expenses in accordance with the Declaration and Tenant shall be responsible to pay its Pro Rata Share of such amounts as are assessed against the Unit or Landlord as the Unit Owner in accordance with Section 3 hereof.

(g) All services, maintenance, repairs and replacements performed by the Association or its agents pursuant to this Section 7 shall be deemed to have been performed on behalf of Landlord and all costs incurred by the Association or its agents in the performance of such services, maintenance, repairs and replacements shall be included in Common Expenses in accordance with the Declaration and Tenant shall be responsible to pay its Pro Rata Share of such amounts as are assessed against the Unit or Landlord as the Unit Owner in accordance with Section 3 hereof. To the extent requested to do so by Landlord, upon not less than twenty (20) days' prior notice to Tenant, Tenant shall prepay to Landlord a reasonable estimate of any charges (or any portion thereof) incurred by the Association and charged to Landlord prior to the Association's performance of such service or prior to the Association engaging a third party to perform such item.

8. HAZARDOUS WASTES/ENVIRONMENTAL COMPLIANCE.

(a) Landlord and Tenant acknowledge that in connection with Tenant's business on or about the Premises, Tenant may store, use, or dispose of substances, pollutants, or other contaminants which would or could be deemed or determined to be a "hazardous substance" or "hazardous waste" under any federal, state or local statute, law, ordinance or regulation now or hereafter in effect ("Hazardous Substances") and/or "chemotherapeutic waste" and "infectious waste" as each term is defined at 25 Pa. Code §271.1 or as may hereinafter be defined by any future law, statute, order, ordinance or regulation, (ii) "radioactive waste" as defined at 25 Pa. Code §215 or as may hereinafter be defined by any future law, statute, order, ordinance or regulation, (iii) human corpses, remains and anatomical parts that are donated and used for scientific or medical education, research or treatment, (iv) body fluids or biologicals which are being stored at a laboratory prior to laboratory testing, (v) similar laboratory wastes and materials (the items described in clauses (i) through (v) are collectively "Regulated Waste"). Tenant shall, at Tenant's sole expense, comply in all respects with all federal, state and local laws, statutes, governmental orders, ordinances and regulations applicable now or in the future to the handling, transportation, generation, management, disposal, processing, treatment, storage and use of Hazardous Substances and Regulated Waste. Tenant solely is responsible for obtaining, at Tenant's expense, any and all governmental permits or approval ("Permits") required to handle, transport, generate, manage, dispose, process, treat,

store or use Hazardous Substances and Regulated Waste at the Premises. Tenant shall comply in all respects with all terms and conditions of such Permits. Under no circumstances shall Tenant be permitted under this Lease to accept at the Premises for processing, treatment, storage, use, or disposal any radioactive, infectious or chemotherapeutic waste generated by any other entity or facility. This Section should not be interpreted to abridge or to modify Tenant's obligation under this Lease to comply with any other provision of federal, state or local law.

(b) Tenant agrees to indemnify and hold Landlord and its affiliates, subsidiaries, and parent (collectively, "Affiliates") and each of their (including Landlord's) respective officers, directors, shareholders, partners and members "Affiliated Officers") and the Association harmless from and against all claims, costs, and liabilities, including but not limited to reasonable attorneys' fees and costs of litigation, incurred as arising from or as a result of or relating to (i) a release or threatened release of Hazardous Substances and/or Regulated Waste on or about the Premises not caused by Landlord, its employees, agents or contractors or the Association, and elsewhere on or about the Property to the extent caused in whole or in part by Tenant or its agents, employees, invitees, contractors or licensees, (ii) Tenant's breach of its covenants contained in this Section, (iii) Tenant's handling, transportation, generation, management, disposal, processing, treatment, storage and/or use of Regulated Waste and/or Hazardous Substances, (iv) the presence of any Regulated Waste and/or Hazardous Substances at the Premises. The foregoing indemnification of Landlord, Landlord's Affiliates, Landlord's Affiliated Officers and the Association by Tenant includes, without limitation, all costs incurred by or imposed upon Landlord in connection with any judgments, damages, penalties, fines, liabilities or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of any space or of any amenity in or around the Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) or in connection with the investigation of site conditions or any clean-up, or remedial removal or restoration work required by any federal, state or local governmental agency or political subdivision occurring as a result of the presence of any Hazardous Substance and/or Regulated Wastes in the Premises caused or permitted by Tenant or for which Tenant is legally liable. Tenant further agrees to maintain insurance to cover such claims, costs, and liabilities, in amounts and with coverages and insurance carriers satisfactory to Landlord, in Landlord's reasonable judgment. Any default under this Section 8 shall be a material default enabling Landlord to exercise any of the remedies set forth in this Lease.

(c) The handling, transportation, generation, management, disposal, processing, treatment, storage and use by Tenant of Hazardous Substances and/or Regulated Waste in or about the Premises shall be subject to any and all rules and regulations promulgated by Landlord from time to time regarding the same or any aspect thereof (which rules and regulations may be amended, modified, deleted or added from time to time by Landlord) (collectively, the "Hazmat Rules"). All of the Hazmat Rules shall be effective upon notice thereof to Tenant. Tenant will cause its employees and agents, or any others permitted by Tenant to occupy or enter the Premises to at all times abide by the Hazmat Rules. In the event of any breach of any Hazmat Rules, Landlord shall have all remedies in this Lease provided for in the Event of Default by Tenant and shall, in addition, have any remedies available at law or in equity, including but not limited to, the right to enjoin any breach of such Hazmat Rules. Within ten (10) days of request therefore, Tenant shall provide to Landlord a written list of all

Hazardous Substances and/or Regulated Waste handled, transported, generated, managed, disposed, processed, treated, stored and used in or about the Premises, together with such other information as Landlord may reasonably request (including, without limitation, information regarding the quantity of such materials in or about the Premises and Tenant's procedures for the use, storage, transportation and/or disposal of such materials).

(d) Without limiting any other provision of this Lease, Landlord and Tenant hereby acknowledge and agree that neither Landlord's acknowledgement of the presence of Hazardous Substances and/or Regulated Wastes in the Premises nor Landlord's promulgating or amending the Hazmat Rules nor Landlord's requesting or reviewing the information described in Section 8(c) above, shall constitute an assumption of responsibility or liability for any aspect of the foregoing, or a representation, warranty, certification, acknowledgment or agreement by Landlord that the presence of Hazardous Substances and/or Regulated Wastes in the Premises or Tenant's handling, transportation, generation, management, disposal, processing, treatment, storage and use of such Hazardous Substances and/or Regulated Wastes complies with federal, state and local laws, statutes, governmental orders, ordinances and regulations regarding the same, or that the facilities or procedures utilized by Tenant with respect to such Hazardous Substances and/or Regulated Wastes are adequate, appropriate, suitable or sufficient to comply with Legal Requirements or to protect the health, safety and welfare of Tenant, its employees, agents, contractors and other occupants of the Building. The provisions of this Section 8(d) shall survive the expiration or earlier termination of this Lease.

9. ASSIGNMENT AND SUBLEASE.

(a) Tenant shall not sublet any part of the Premises, nor assign, pledge or encumber this Lease or any interest herein, without the prior written consent of Landlord, which shall not be unreasonably withheld. Landlord shall be entitled to deny consent to an assignment or sublease if, by way of illustration but not limitation, the rate of compensation, including, but not limited to, all rent, requested by Tenant for the portion of the Premises to be subleased or for the assignment of the Lease would impact upon or impair Landlord's ability to rent space in the Unit or the Building at the then market rate as offered by Landlord, if the financial statements of the proposed assignee or sublessee are unsatisfactory, or if the proposed use of the Premises by the subtenant or assignee or is incompatible with other uses in the Unit or the Building. Consent by Landlord to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon prior written consent of Landlord. In the event a sublease or assignment is consented to by Landlord, any sublessees or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder without relieving or in any way modifying Tenant's liability hereunder, but rather Tenant and its transferee shall be jointly and severally liable therefor. In the event Landlord gives its consent to any such assignment or sublease, fifty percent (50%) of any rent or other cost to the assignee or subtenant for all or any portion of the Premises over and above the Rent payable by Tenant for such space shall be due and payable, and shall be paid, to Landlord. In the event a sublease or assignment is made as herein provided, Tenant shall pay Landlord a charge equal to the actual costs incurred by Landlord, in Landlord's reasonable judgment (including, but not limited to, the use and time of Landlord's personnel), for all of the necessary legal and

accounting services required to accomplish such assignment or subletting, as the case may be. Any transfer, assignment or sublease of all or any portion of the Premises or Tenant's interest under this Lease made without Landlord's consent shall be void ab initio and of no force or effect. Landlord's consent to any sublease or assignment hereunder shall not waive Landlord's rights as to any subsequent sublease or assignment. In connection with any sublease or assignment hereunder and before any such sublease or assignment is effective, Tenant shall pay, in addition to Landlord's actual costs as set forth above, Landlord a processing fee of One Thousand Dollars ($1,000.00).

(b) Landlord may, within thirty (30) days after submission of Tenant's written request for Landlord's consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date such proposed transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by such proposed transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

(c) The sale or transfer of (i) Tenant's voting stock, if Tenant is a corporation, (ii) any partnership interest if Tenant is a partnership, (iii) any membership interest if a Tenant is a limited liability company, (iv) all or a substantial part of the assets of Tenant, or (v) any other interest in Tenant resulting in the transfer of control of a majority of such stock or interest, or the occupancy of the Premises by any successor firm of Tenant or by any firm into which or with which Tenant may become merged or consolidated shall be deemed an assignment of this Lease requiring the prior written consent of Landlord; provided, however, if ten (10) days prior to such deemed assignment Tenant provides Landlord detailed evidence, reasonably satisfactory to Landlord, that the surviving entity of any such sale or transfer has a tangible net worth of not less than Ten Million Dollars ($10,000,000), then Landlord's consent shall not be required for such deemed assignment, although the other provisions of this Article 9 shall be applicable.

(d) Any assignment or sublease by Tenant to a Tenant Affiliate (as such term is defined below) shall be made on prior notice to Landlord but shall not require the consent of Landlord. Any such sublease or assignment shall otherwise be subject to all of the terms and conditions of this Section 9. For purposes of this Lease, the term "Tenant Affiliate" shall mean any trust, corporation, partnership, limited liability company or other entity in which Tenant owns not less than fifty-one percent (51%) of the ownership interests and of which Tenant controls.

(e) In the event of any assignment of this Lease or sublease of all or part of the Premises, Tenant shall not be released from any of its obligations under this Lease.

10. DAMAGE OR DESTRUCTION.

(a) Notwithstanding anything contained in this Lease, Landlord and Tenant acknowledge and agree that any repair and restoration of all or any part of the

Condominium (other than the Unit) shall be performed by the Association pursuant to the Declaration. Tenant shall promptly notify Landlord of any damage to the Premises, the Unit or the Building occasioned by fire, the elements, casualty or any other cause.

(b) Damage or Destruction of the Condominium.

(i) If the Condominium is so damaged by storm, fire, earthquake or other casualty or any other cause (regardless of whether the Premises are also damaged) such that (A) in Landlord's or the Association's or the Unit Owners' reasonable judgment repair and restoration of the Condominium is not economically feasible; (B) under the Declaration, the Association or the Unit Owners elect not to rebuild; (C) the holder of any mortgage encumbering any portion of the Condominium shall not allow adequate insurance proceeds to be made available for repair and restoration; (D) the damage is not covered by the Association's insurance; or (E) the Lease is in the last twenty-four (24) months of its Term, then Landlord may cancel this Lease by giving written notice thereof to Tenant within sixty (60) days after Landlord knows of the damage to the Condominium or said mortgagee notifies Landlord of its decision regarding the use of insurance proceeds for restoration, whichever is later. Any such cancellation notice must specify the cancellation date, which shall be at least thirty (30) but no more than sixty (60) days after the date notice of cancellation is given. In no event shall Tenant have any rights to any proceeds of such insurance and Tenant acknowledges that Landlord as Unit Owner of the Premises shall retain all of such rights.

(ii) If this Lease is not cancelled as set forth in Section 10(b)(i) above, the Association shall commence the process of restoration of the Condominium (as limited by the proviso contained in this Section and Section 10(d) below) to a tenantable condition to the extent provided for in, and in accordance with the terms and conditions of, the Declaration.

(iii) Subject to Force Majeure, in the event restoration of the Condominium is not substantially completed within three hundred sixty-five (365) days of the date the Association commences such restoration in accordance with Section 10(b)(ii) above, this Lease may be terminated upon written notice from either Landlord or Tenant to the other given not more than ten (10) days following the expiration of said three hundred sixty-five (365) day period. In the event such notice is not given then this Lease shall remain in force and effect and Rent shall commence upon delivery of the Premises to Tenant in a tenantable condition (evidenced by notice to Tenant that the Premises are in Landlord's reasonable judgment substantially repaired.

(c) Damage or Destruction of the Unit or the Premises.

(i) If the Premises or the Unit are totally destroyed (or so substantially damaged as to be untenantable in the reasonable determination of a third-party architect selected by Landlord ("Architect")) by storm, fire, earthquake or other casualty or any other cause, then Landlord may cancel this Lease as of the date of the occurrence of the storm, earthquake, fire or other casualty or any other cause by

giving written notice to Tenant within ninety (90) days from the date of such determination by the Architect.

(ii) If this Lease is not cancelled as set forth in subsection 10(c)(i) above, Landlord shall commence the process of restoration of the Premises (as limited by 10(e) below) to a tenantable condition within three hundred sixty five (365) days from (i) the date that the Association substantially completes restoration of the Condominium if the Condominium was damaged or destroyed, or (ii) the date of receipt by Landlord of all of the insurance proceeds paid with respect to such casualty if only the Unit or the Premises were damaged or destroyed, and proceed with due diligence to complete said restoration of the Premises using standard working methods and procedures.

(iii) Subject to Force Majeure, in the event restoration of the Unit and the Premises is not substantially complete within three hundred sixty five (365) days of the date Landlord commences such restoration in accordance with Section 10(c)(ii) above, this Lease may be terminated upon written notice from either party to the other given not more than ten (10) days following the expiration of said three hundred sixty five (365) day period. In the event such notice is not given, then this Lease shall remain in force and effect and Rent shall commence upon delivery of the Premises to Tenant in a tenantable condition (evidenced by notice to Tenant that the Premises are in Landlord's judgment substantially repaired).

(iv) In the event such damage or destruction described in Section 10(c)(i) occurs within six (6) months of the expiration of the Term, Tenant may, at its option on written notice to Landlord given within thirty (30) days of such destruction or damage, terminate this Lease as of the date of such destruction or damage. Tenant shall not have the right to cancel this Lease if the damage to the Premises, the Unit, or the Building is the result of Tenant's intentional or negligent acts or omissions.

(d) Unless the damage to the Condominium, the Unit or the Premises is caused by the intentional or negligent acts or omissions of Tenant, its permitted assignees or subtenants, employees or agents, Base Rent and Additional Rent shall abate in proportion to that part of the Premises rendered unfit for use in Tenant's business as a result of such damage or casualty. The nature and extent of interference to Tenant's ability to utilize the Premises in accordance with Section 5 of this Lease shall be considered in determining the amount of said abatement, and the abatement shall commence and continue from the date the damage occurred until five (5) days after the date the repair and restoration of the Premises is substantially complete and Landlord gives notice of such to Tenant, or until Tenant again uses the Premises or the portions thereof rendered unusable, whichever occurs first.

(e) If this Lease could be terminated pursuant to Sections 10(b) or 10(c) hereof, Landlord shall not be obligated to commence any repair or restoration of the Unit or the Premises unless and until insurance proceeds are actually received by Landlord and Landlord's repair obligations shall be limited to the extent of the insurance proceeds actually received by Landlord therefor which have not been required by the holder of any mortgage or deed to secure debt encumbering any portion of the Property to be applied toward the reduction

of any indebtedness secured by the Property. Notwithstanding anything to the contrary contained or implied elsewhere in this Lease, Landlord is not and shall not be obligated to repair or restore damage to Tenant's trade fixtures, furniture, furnishings, equipment or other personal property, or other improvements made to the Premises by Tenant, if any.

(f) If either party cancels this Lease as permitted under this Section 10, then this Lease shall end on the date specified in the cancellation notice. The Rent, including any Additional Rent, and other charges shall be payable up to the cancellation date, after taking into account any applicable abatement. Landlord shall promptly refund to Tenant any prepaid, unaccrued Rent and Additional Rent (after taking into account any applicable abatement), plus any security deposit, less any sums then owing by Tenant to Landlord.

11. CONDEMNATION.

If all of the Premises, or a part of such Premises such that the Premises in the judgment of Architect are untenantable, are taken by exercise of the power of eminent domain or other similar proceeding (or are conveyed by Landlord in lieu of such taking), this Lease will terminate on a date which is the earlier of the date upon which the condemning authority takes possession of the Premises or the date on which title to the Premises is vested in the condemning authority. In the event of a partial taking where this Lease is not terminated, the Base Rental and Additional Rent will be abated in the proportion of the rentable area of the Premises so taken to the rentable area of the Premises immediately before such taking. In the event of any such taking, the entire award relating to the Building or the Property will be paid to Landlord, and Tenant will have no right or claim to any part of such award; however, Tenant will have the right to assert a claim against the condemning authority, so long as Landlord's award is not reduced or otherwise impacted as a consequence of such claim, for Tenant's moving expenses and trade fixtures owned by Tenant and interruption to Tenant's business.

12. INSURANCE.

(a) Tenant shall carry (at its sole expense from and after the date hereof and during the Term) the following insurance:

(i) Building and Personal Property Insurance with "Special Form" coverage, including earthquakes and flood insurance, insuring Tenant's interest in its improvements to the Premises and any and all furniture, equipment, supplies, contents and other property owned, leased, held or possessed by it and contained therein (collectively, "Tenant's Property"), such insurance coverage to be equal to the full insurable value of Tenant's Property;

(ii) workers' compensation insurance as required by applicable law; and

(iii) commercial general liability insurance for the Premises in a combined coverage for bodily injury and property damage in an amount not less than Three Million Dollars ($3,000,000) per occurrence. Tenant shall name Landlord, Landlord's mortgagee and any other person designated by Landlord as additional insureds under such policy. Such policy shall insure against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the use or occupancy of the Premises by Tenant, its employees, agents, representatives or contractors. The liability coverage shall (A) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is not excess and is non-contributing with any insurance requirement of Tenant provided the occurrence arises out of Tenant's negligence; (B) contain cross-liability endorsements or a severability of interest clause acceptable to Landlord; and (C) specifically cover the liability assumed by Tenant under this Lease including, without limitation, Tenant's obligations under Section 14(a).

(b) All of Tenant's insurance shall be with responsible companies qualified to do business in the Commonwealth of Pennsylvania, in good standing and holding a "general policy rating" of A-:VIII or better, as set forth in the most current issue of *Best Key Rating Guide*, and shall be written on an occurrence basis (and not claims made). Landlord, Landlord's mortgagee and any other person designated by Landlord shall be named as additional insureds as their interests may appear with respect to commercial general liability insurance coverage and with respect to commercial property insurance coverage.

(c) Tenant must deposit with Landlord certificates for such insurance at or before Tenant or its agents, employees or contractors enters the Premises to perform Tenant Improvements, but in any event prior to the Delivery Date, and thereafter within thirty (30) days before the expiration of any such policies. All insurance certificates shall provide that Landlord shall receive at least thirty (30) days prior written notice of cancellation or amendment to the same, and shall be on an ACORD Form 27 with changes requested by Landlord or other form acceptable to Landlord.

(d) All merchandise, furniture, fixtures and property which may be on or about the Premises shall be at the sole risk and hazard of Tenant, and if the whole or any part of the Premises is destroyed or damaged by fire, water or by the leaking or bursting of water pipes, or in any other manner, no part of such loss or damage will be charged to Landlord.

(e) Landlord shall maintain during the Term, with solvent and responsible companies:

(i) Building and Personal Property Coverage, with "Special Form" coverage for the Unit in an amount equal to one hundred percent (100%) of the full replacement value of the Unit along with, at Landlord's option, loss of rents insurance for up to eighteen (18) months of gross rent (including Additional Rent); and

(ii) commercial general liability insurance covering injuries occurring at the Unit, which shall provide for a combined coverage for bodily injury and

property damage in an amount not less than Three Million Dollars ($3,000,000) per occurrence.

The cost of all insurance coverage provided to Landlord shall be an Operating Expense and subject to reimbursement pursuant to Section 3.

(f) The Association shall maintain the insurance required to be maintained by the Association pursuant to the Declaration, and the costs of such insurance shall be included in Common Expenses (as defined in the Declaration) and Tenant shall be responsible to pay its Pro Rata Share of such amounts as are assessed against the Unit or Landlord as the Unit Owner in accordance with Section 3 hereof.

13. SUBROGATION AND WAIVER.

Anything in this Lease to the contrary notwithstanding, to the full extent permitted by law, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action, against the other, its agents, servants, partners, shareholders, officers, or employees, for any loss or damage that may occur to the Premises, the Unit or the Property, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause to the extent such loss or damage is covered by the terms of a valid and collectible commercial property insurance policy with special causes of loss coverage in effect at the time of such loss regardless of cause or origin, including negligence of the other party hereto, its agents, officers, partners, shareholders, servants, or employees, and covenants that no insurer shall hold any right of subrogation against such other party. Landlord and Tenant will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of commercial property insurance policy with special causes of loss coverage carried in connection with the Unit, the Property and the Premises; provided that the foregoing waiver by each party is conditioned upon the other party's carrying insurance with the above described waiver of subrogation, and if such coverage is not obtained or maintained by either party, then the other party's waiver shall be deemed rescinded until such waiver is either obtained or reinstated.

14. INDEMNIFICATION AND HOLD HARMLESS.

(a) Tenant does hereby agree to defend, indemnify and hold Landlord and the Association harmless from and against any and all liability for any injury to or death of any person or persons or any damage to property in any way arising out of or in connection with the condition, use or occupancy of the Premises, or in any way arising out of any activities in or about the Premises, the Building or other portions of the Property, of Tenant, its assignees or subtenants or of the respective agents, employees, licensees, contractors or invitees of Tenant or its assignees or subtenants, and from all costs, expenses and liabilities (including, but not limited to, court costs and reasonable attorneys' fees) incurred by Landlord or the Association in connection therewith, excepting however, liability caused by or resulting from the gross

negligence or willful misconduct of Landlord or the Association or their respective agents, employees, licensees or contractors.

(b) Tenant agrees to report in writing to Landlord any defective condition in or about the Premises known to Tenant, and further agrees to attempt to contact Landlord by telephone immediately in such instance.

15. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT.

(a) This Lease is and shall be subject and subordinate to all mortgages and deeds of trust and to all renewals, modifications, consolidations, replacements, and extensions of such documents (collectively, "Mortgages") which may now or hereafter affect the Premises; provided, however, that at Landlord's election, this Lease shall be superior to any or all Mortgages. The subordination in this Section 15(a) is self-executing and no further instrument shall be required to establish the subordination set forth herein. Upon request of Tenant, and at Tenant's sole cost and expense, Landlord shall endeavor to obtain and deliver to Tenant from any present or future mortgagee or trustee (collectively, the "Mortgagee") such Mortgagee's customary and reasonable form of written subordination, non-disturbance and attornment agreement in recordable form providing, among other things, that so long as Tenant performs all of the terms, covenants and conditions of this Lease and agrees to attorn to the mortgagee, beneficiary of the deed of trust, purchaser at a foreclosure sale, on such customary terms and conditions as such Mortgagee may reasonably require, Tenant's rights under this Lease shall not be disturbed and shall remain in full force and effect for the Term, and Tenant shall not be joined by the Mortgagee in any action or proceeding to foreclose thereunder. In addition, this Lease is and shall be subject and subordinate to the existing Ground Lease and any other existing underlying leases affecting the Premises and to all renewals, modifications, consolidations, replacements, and extensions thereof.

(b) After receiving notice and a notice address from any Mortgagee, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such Mortgagee. Any such Mortgagee shall have thirty (30) days for the cure of any such default and if such default cannot reasonably be cured within such thirty (30) days, then Mortgagee shall have thirty (30) days within which to commence a cure and provided such Mortgagee is proceeding diligently, such longer period as may be reasonably necessary to complete such cure. The curing of any of Landlord's defaults by such Mortgagee shall be treated as performance by Landlord.

(c) With respect to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to any Mortgagee, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the Mortgagee, shall never be deemed an assumption by such Mortgagee of any of the obligations of Landlord hereunder, unless such Mortgagee shall, by written notice sent to Tenant, specifically elect, or unless such Mortgagee shall foreclose the Mortgage and take possession of the Premises. Tenant, upon receipt of written notice from a Mortgagee that such Mortgagee is entitled to collect Rent hereunder may in good faith remit

such Rent to Mortgagee without incurring liability to Landlord for the non-payment of such Rent.

(d) If the Mortgagee, or any party deriving its interest therefrom shall succeed to the rights of Landlord in the Premises or under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then Tenant shall attorn to and recognize such party succeeding to Landlord's rights (the party so succeeding to Landlord's rights herein sometimes called the "Successor Landlord") as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to confirm such attornment. This Lease shall continue in full force and effect as, or as if it were, a direct lease between the Successor Landlord and Tenant, and all of the terms, conditions and covenants set forth in this Lease shall be applicable after such attornment, except that the Successor Landlord shall not:

(i) be liable for any previous act or omission of Landlord under this Lease;

(ii) be subject to any offset that shall have theretofore accrued to Tenant against Landlord; or

(iii) be bound by:

(A) any previous modification of this Lease, not expressly provided for in this Lease unless consented to by such Successor Landlord; or

(B) any security deposit not delivered to such Successor Landlord or previous prepayment of more than one (1) month's Rent or any Additional Rent then due, unless such prepayment shall have been expressly approved in writing by the Mortgagee through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

The provisions for attornment set forth in this Section 15(d) shall be self-operative and shall not require the execution of any further instrument. However, if any Successor Landlord reasonably requests a further instrument confirming such attornment, Tenant agrees to execute and deliver the same within twenty (20) days after a request is made to do so in accordance with the provisions of this Lease.

16. LANDLORD'S RIGHT OF ENTRY.

Landlord, its agents or employees may enter the Premises at all reasonable times (including normal business hours), and at any time in the event of an emergency: (a) to exhibit the Premises to prospective purchasers or tenants of the Unit or the Premises; (b) to inspect the Premises to see that Tenant is complying with its obligations hereunder; (c) to make repairs, alterations, improvements and additions required of Landlord under the terms hereof, or that are

advisable in Landlord's determination to preserve the integrity, safety and good order of all or any part of the Premises, the Unit or the Building, including any systems serving the Unit or the Building which run through the Premises, or which may be necessary to comply with applicable laws, ordinances or other requirements of any governmental entity or agency having jurisdiction; (d) to provide janitorial or other services required under this Lease; (e) to remove any alterations, additions or improvements made by Tenant in violation of Section 6(b) hereof; and (f) during the last six (6) months of the Term, and then only in the event that Tenant has permanently vacated the Premises at such time, to perform demolition work therein. The Association, its agents or employees may enter the Premises at all reasonable times (including normal business hours), and at any time in the event of an emergency, in order to make repairs, alterations, improvements and additions to the Common Elements required of the Association under the terms of the Declaration.

17. TENANT'S DEFAULT; LANDLORD'S REMEDIES.

(a) The occurrence of any of the following shall constitute an event of default hereunder by Tenant:

(i) The Rent or any other sum of money due of Tenant hereunder is not paid when due;

(ii) Any petition is filed by or against Tenant under any section or chapter of the National or Federal Bankruptcy Act or any other applicable Federal or State bankruptcy, insolvency or other similar law, and, in the case of a petition filed against Tenant, such petition is not dismissed within thirty (30) days after the date of such filing; if Tenant shall become insolvent or transfer property to defraud creditors; if Tenant shall make an assignment for the benefit of creditors; or if a receiver is appointed for any of Tenant's assets;

(iii) Tenant fails to bond off or otherwise remove any lien filed against the Premises or the Building by reason of Tenant's actions, within ten (10) days after Tenant has notice of the filing of such lien;

(iv) Tenant fails to observe, perform and keep the covenants, agreements, provisions, stipulations, conditions, and Rules and Regulations herein contained to be observed, performed and kept by Tenant and persists in such failure after thirty (30) days written notice by Landlord requiring that Tenant remedy, correct, desist or comply (or if any such failure to comply on the part of Tenant would reasonably require more than thirty (30) days to rectify, unless Tenant commences rectification within the thirty (30) day period and thereafter promptly, effectively and continuously proceeds with the rectification of the failure to comply on the part of Tenant and, in all such events, cures such failure to comply on the part of Tenant no later than forty-five (45) days after such notice);

(v) If all or any part of this Lease shall be assigned, or if all or any part of the Premises shall be sublet, either voluntarily or by operation of law, except in strict accordance with the requirements of Section 9 hereof;

(vi) If there shall occur any other event described elsewhere in this Lease as constituting an Event of Default or immediate default by Tenant;

(vii) Tenant or any guarantor of Tenant's obligations ("Guarantor") (if either is a corporation) is liquidated or dissolved or its charter expires or is revoked, or Tenant or Guarantor (if either is a partnership or business association) is dissolved or partitioned, or Tenant or Guarantor (if either is a trust) is terminated or expires, or if Tenant or Guarantor (if either is an individual) dies; or

(viii) If Tenant shall fail to comply with the terms and conditions of Article 42 hereof within ten (10) days of written notice from Landlord.

(b) Upon the occurrence of an event of default, Landlord shall have the option to do and perform any one or more of the following:

(i) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant shall fail to do so, Landlord may, without further notice and without prejudice to any other remedy Landlord may have, enter upon the Premises without the requirement of resorting to the dispossessory procedures and expel or remove Tenant and Tenant's effects without being liable for any claim for trespass or damages therefor. Upon any such termination, Tenant shall remain liable to Landlord for damages, due and payable monthly on the day Rent would have been payable hereunder, in an amount equal to the Rent and any other amounts which would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord, after deducting all of Landlord's costs and expenses (including, without limitation, brokerage and attorneys' fees and expenses) incurred in connection with or in any way related to the termination of this Lease, eviction of Tenant and such reletting; and/or

(ii) Declare the entire amount of Rent calculated on the current rate being paid by Tenant, and other sums which in Landlord's reasonable determination would become due and payable during the remainder of the Term, discounted to present value by using a reasonable discount rate selected by Landlord, to be due and payable immediately. Upon such acceleration of such amounts, Tenant agrees to pay the same at once, together with all Rent and other amounts theretofore due, at Landlord's address as provided herein; provided however, that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such an event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof). Upon making such payment, Tenant shall receive from Landlord all rents received by Landlord from other tenants renting the Premises during the Term, provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to the

preceding sentence, less all of Landlord's costs and expenses (including, without limitation, brokerage and attorneys' fees and expenses) incurred in connection with or in any way related to termination of this Lease, eviction of Tenant and the reletting of the Premises. The acceptance of such payment by Landlord shall not constitute a waiver of rights or remedies to Landlord for any failure of Tenant thereafter occurring to comply with any term, provision, condition or covenant of this Lease; and/or

(iii) Enter the Premises as the agent of Tenant without the requirement of resorting to the dispossessory procedures and without being liable for any claim for trespass or damages therefor, and, in connection therewith, rekey the Premises, remove Tenant's effects therefrom and store the same at Tenant's expense, without being liable for any damage thereto, and relet the Premises as the agent of Tenant, with or without advertisement, by private negotiations or otherwise, for any term Landlord deems proper, and receive the rent therefor. Tenant shall pay Landlord on demand any deficiency that may arise by reason of such reletting, but Tenant shall not be entitled to any surplus so arising. Landlord and Tenant agree that Landlord shall have no obligation to mitigate Landlord's damages under the Lease. Tenant shall reimburse Landlord for all costs and expenses (including, without limitation, brokerage and attorneys' fees and expenses) incurred in connection with or in any way related to the eviction of Tenant and reletting the Premises, and for the amount of any other Rent which would have been due from Tenant to Landlord hereunder which is not recovered from reletting or due to inability to relet the Premises. Landlord, in addition to but not in lieu of or in limitation of any other right or remedy provided to Landlord under the terms of this Lease or otherwise (but only to the extent such sum is not reimbursed to Landlord in conjunction with any other payment made by Tenant to Landlord), shall have the right to be immediately repaid by Tenant the amount of all sums expended by Landlord and not repaid by Tenant in connection with preparing or improving the Premises to Tenant's specifications and any and all costs and expenses incurred in renovating or altering the Premises to make it suitable for reletting; and/or

(iv) As agent of Tenant, do whatever Tenant is obligated to do by the provisions of this Lease, including, but not limited to, entering the Premises, without being liable to prosecution or any claims for damages in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any expenses which Landlord may incur in thus effecting compliance with this Lease on behalf of Tenant, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise; and/or

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(v) THIS PARAGRAPH SETS FORTH A WARRANT OF AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT AND ALL PERSONS CLAIMING THROUGH TENANT FOR POSSESSION OF THE PREMISES AND/OR FOR MONIES OWED TO LANDLORD. LANDLORD SHALL HAVE THE FOLLOWING RIGHTS TO CONFESS JUDGMENT:

(A) UPON AN EVENT OF DEFAULT, OR WHEN THIS LEASE SHALL BE TERMINATED BY REASON OF A DEFAULT BY TENANT OR ANY OTHER REASON WHATSOEVER, EITHER DURING THE ORIGINAL TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN THE TERM HEREBY CREATED ON ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO CONFESS JUDGMENT IN EJECTMENT IN ANY COMPETENT COURT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE LANDLORD'S SUFFICIENT WARRANT. UPON SUCH CONFESSION OF JUDGMENT FOR POSSESSION, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER. IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED, THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES SHALL REMAIN IN OR BE RESTORED TO TENANT, THEN LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT OR CONTINUING DEFAULT OR DEFAULTS, OR AFTER EXPIRATION OF THE LEASE, OR UPON THE TERMINATION OF THIS LEASE AS SET FORTH ABOVE, TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AS SET FORTH ABOVE TO RECOVER POSSESSION OF THE PREMISES.

(B) TENANT HEREBY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY, THE CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT (AND TENANT HEREBY APPOINTS LANDLORD AS THE ATTORNEY-IN-FACT OF TENANT, COUPLED WITH AN INTEREST IN TENANT'S NAME, PLACE AND STEAD AS

IF SIGNED AND DELIVERED BY TENANT), IF AN EVENT OF DEFAULT OCCURS HEREUNDER: (I) IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR SAID RENT AND/OR SAID OTHER SUMS; AND/OR (II) IN ANY CIVIL ACTION BROUGHT BY LANDLORD FOR THE COLLECTION OF SUCH RENT, SUM OR SUMS, TO CONFESS JUDGMENT AGAINST TENANT, AND OTHERWISE TO ENTER AND AUTHORIZE ENTRY OF JUDGMENT AGAINST TENANT FOR ALL OR ANY PART OF THE RENT AND/OR OTHER SUMS; FOR ALL OTHER DAMAGES AND SUMS PAYABLE BY TENANT HEREUNDER, AND FOR INTEREST AT THE DEFAULT RATE AND FOR COSTS, TOGETHER WITH AN ATTORNEY'S COMMISSION EQUAL TO FIVE PERCENT (5%) OF THE AMOUNT OF SUCH SUMS (BUT IN NO EVENT LESS THAN $5,000) AND ALSO TOGETHER WITH LANDLORD'S REASONABLE ATTORNEY'S FEES AND COSTS INCURRED IN CONNECTION WITH SUCH EVENT OF DEFAULT, AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE EXPIRATION OF THE TERM AND/OR DURING ANY EXTENDED OR RENEWED TERM. THE FOREGOING WARRANT SHALL NOT BE EXHAUSTED BY ANY ONE EXERCISE THEREOF BUT SHALL BE EXERCISABLE FROM TIME TO TIME AND AS OFTEN AS THERE IS ANY ONE OR MORE EVENTS OF DEFAULT.

(C) IN ANY ACTION, LANDLORD SHALL CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY LANDLORD OR SOMEONE ACTING FOR LANDLORD SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, OF WHICH FACTS SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE. IF A TRUE COPY OF THIS LEASE SHALL BE FILED IN SUCH ACTION (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE), IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL LEASE AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING.

(D) TENANT EXPRESSLY AGREES, TO THE EXTENT NOT PROHIBITED BY LAW, THAT ANY JUDGMENT, ORDER OR DECREE ENTERED AGAINST IT BY OR IN ANY COURT OR MAGISTRATE BY VIRTUE OF THE POWERS OF ATTORNEY

CONTAINED IN THIS LEASE SHALL BE FINAL, AND THAT TENANT WILL NOT TAKE AN APPEAL, CERTIORARI, WRIT OF ERROR, EXCEPTION OR OBJECTION TO THE SAME, OR FILE A MOTION OR RULE TO STRIKE OFF OR OPEN OR TO STAY EXECUTION OF THE SAME, AND RELEASES TO LANDLORD AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT ALL ERRORS IN THE SAID PROCEEDINGS AND ALL LIABILITY THEREFOR.

(E) THE RIGHT TO ENTER JUDGMENT AGAINST TENANT AND TO ENFORCE ALL OF THE OTHER PROVISIONS OF THIS LEASE HEREIN PROVIDED FOR, AT THE OPTION OF ANY ASSIGNEE OF THIS LEASE, MAY BE EXERCISED BY ANY ASSIGNEE OF LANDLORD'S RIGHT, TITLE AND INTEREST IN THIS LEASE IN TENANT'S OWN NAME, NOTWITHSTANDING THE FACT THAT ANY OR ALL ASSIGNMENTS OF SAID RIGHT, TITLE AND INTEREST MAY NOT BE EXECUTED AND/OR WITNESSED IN ACCORDANCE WITH THE ACT OF ASSEMBLY OF MAY 28, 1715, 1 SM. L. 94, AND ALL SUPPLEMENTS AND AMENDMENTS THERETO THAT HAVE BEEN OR MAY HEREAFTER BE PASSED. TENANT HEREBY EXPRESSLY WAIVES THE REQUIREMENTS OF SAID ACT OF ASSEMBLY AND ANY AND ALL LAWS REGULATING THE MANNER AND/OR FORM IN WHICH SUCH ASSIGNMENTS SHALL BE EXECUTED AND WITNESSED.

TENANT UNDERSTANDS THAT IN GRANTING THESE RIGHTS TO CONFESS JUDGMENT, TENANT WAIVES ITS RIGHTS TO NOTICE AND HEARING BEFORE ENTRY OF JUDGMENT AND EXECUTION ON THAT JUDGMENT. TENANT HAS DISCUSSED THE MEANING AND AFFECT OF THESE CONFESSION OF JUDGMENT PROVISIONS WITH ITS OWN INDEPENDENT COUNSEL, OR HAS HAD REASONABLE OPPORTUNITY TO DO SO.

(vi) Pursue any other right or remedy available to Landlord at law or in equity.

Tenant's Initials AMK
Landlord's Initials AC

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(c) Pursuit by Landlord of any of the foregoing remedies shall not preclude the pursuit of any damages incurred, or of any of the other remedies provided herein or available, at law or in equity.

(d) No act or thing done by Landlord or Landlord's employees or agents during the Term shall be deemed an acceptance of a surrender of the Premises. Neither the mention in this Lease of any particular remedy, nor the exercise by Landlord of any particular remedy hereunder, or at law or in equity, shall preclude Landlord from any other remedy Landlord might have under this Lease, or at law or in equity. Any waiver of or redress for any violation of any covenant or condition contained in this Lease or any of the Rules and Regulations now or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant in this Lease shall not be deemed a waiver of such breach.

18. HOLDING OVER.

On the Expiration Date, Tenant shall yield up the Premises to Landlord in the same condition and repair in which the Premises were on the Delivery Date, or as the same may have been improved during the Term, reasonable wear and tear, obsolescence excepted, and subject to fire and casualty and condemnation which shall be governed by the applicable provisions of this Lease. Tenant shall not be required to remove any Tenant Improvements or alterations or other improvements to the Premises permitted by Landlord unless Landlord's consent thereto was conditioned in writing upon removal thereof. Tenant shall, however, have the right to remove any trade fixtures or equipment, provided it shall repair any damage to the Premises resulting therefrom.

If Tenant remains in possession of the Premises after expiration of the Term, or after any permitted termination of the Lease by Landlord, with Landlord's acquiescence and without any written agreement between the parties, Tenant shall be a tenant at sufferance and such tenancy shall be subject to all the provisions hereof, except that the Monthly Base Rental for said holdover period shall be 150% the amount of Rent due in the last full month of the Term. There shall be no renewal of this Lease by operation of law. Nothing in this Section shall be construed as a consent by Landlord to the possession of the Premises by Tenant after the expiration or earlier termination of the Term.

19. QUIET ENJOYMENT.

Landlord covenants that provided that no Event of Default, or an event which, upon the giving of notice or the passage of time could become and Event of Default, exists under this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term, subject to (i) the terms hereof, (ii) matters of record affecting the Property, (iii) the Ground Lease, and (iv) the Declaration and all other documents creating and/or governing the Condominium.

20. MUTUAL REPRESENTATION OF AUTHORITY.

(a) Landlord and Tenant represent and warrant to each other that they have full right, power and authority to enter into this Lease without the consent or approval of any other entity or person and each party makes these representations knowing that the other party will rely thereon.

(b) The signatories on behalf of Landlord and Tenant further represent and warrant that each has full right, power and authority to act for and on behalf of Landlord and Tenant in entering into this Lease.

21. LANDLORD'S LIABILITY.

Tenant hereby agrees for itself and each succeeding holder of Tenant's interest, or any portion thereof, hereunder, that any judgment, decree or award obtained against Landlord, or any succeeding owner of Landlord's interest, which is in any manner related to this Lease, the Premises, or Tenant's use or occupancy of the Premises, whether at law or in equity, shall be satisfied only out of Landlord's interest in the Unit and neither Landlord nor any of its partners, Affiliates or Affiliated Officers shall have any personal liability under this Lease.

22. REAL ESTATE BROKERS.

(a) Tenant represents that Tenant has dealt directly with and only with Cushman and Wakefield of Pennsylvania and Gola Corporate Real Estate(collectively, "Broker") (whose commission shall be paid by Landlord pursuant to separate agreement), in connection with this Lease and agrees to defend, indemnify and save harmless Landlord against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and other costs of defense) arising from Tenant's breach of this representation.

(b) Landlord represents that Landlord has dealt directly with and only with Broker (whose commission shall be paid by Landlord pursuant to separate agreement), in connection with this Lease and Landlord hereby agrees to defend, indemnify and save harmless Tenant against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and other costs of defense) arising from Landlord's breach of this representation.

23. RESERVED.

24. ESTOPPEL CERTIFICATE.

At any time during the period beginning with the execution of this Lease and ending with the termination of this Lease, Tenant shall, within ten (10) days of the request by

Landlord, execute, acknowledge and deliver to Landlord, any Mortgagee, prospective Mortgagee, Lessor, or any prospective purchaser or transferee of the Property, the Building, or both (as designated by Landlord), or any mortgagee or prospective mortgagee of such prospective purchaser or transferee, an estoppel certificate in recordable form, or in such other form as Landlord may from time to time require, evidencing (i) whether or not this Lease is in full force and effect; (ii) whether or not this Lease has been amended in any way (and indicating any such amendments); (iii) whether or not Tenant has accepted and is occupying the Premises; (iv) whether or not there are any existing defaults on the part of Landlord hereunder or defenses or offsets against the enforcement of this Lease to the knowledge of Tenant (specifying the nature of such defaults, defenses or offsets, if any); (v) the date to which Rent and other amounts due hereunder, if any, have been paid; (vi) the specific dates of any milestone dates contained in the Lease; and (vii) any such other information as may be reasonably requested by Landlord. Each certificate delivered pursuant to this Section may be relied on by Landlord, any prospective purchaser or transferee of Landlord's interest hereunder, or any Mortgagee or prospective Mortgagee, or any Lessor. In the event that Tenant shall fail to deliver an estoppel certificate within the time period required hereunder, Tenant hereby appoints Landlord as its attorney-in-fact, with the power to execute and deliver an estoppel certificate conforming to the requirements of this Section 24 on its behalf.

25. NO RECORDING.

Landlord and Tenant agree not to record this Lease.

26. WAIVERS.

LANDLORD AND TENANT EACH HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OR INJURY OR DAMAGE. TENANT HEREBY WAIVES ANY RIGHT TO FILE A NON-MANDATORY COUNTERCLAIM AGAINST LANDLORD IN ANY SUMMARY DISPOSSESS OR SIMILAR PROCEEDING.

27. GOVERNING LAW.

This Lease shall be construed and interpreted in accordance with the laws of the state where the Premises are located, except for its conflict of law rules.

28. NOTICES.

Any notice by either party to the other shall be in writing and shall be deemed to be duly given only if delivered personally or sent by registered or certified mail return receipt requested, or overnight delivery service, to the following:

If to Tenant prior to the Delivery Date:

15 Exchange Place
Suite 500
Jersey City, NJ 07302

If to Tenant after the Delivery Date:

Same

with a copy to:

____

If to Landlord:

c/o Wexford Science & Technology
7312 Parkway Drive
Hanover, MD 21076
Attention: S. Nelson Weeks, Executive Vice President and General Counsel
and
Mark S. Korczakowski, Vice President
Fax No.: (410) 579-4890
sweeks@wexfordequities.com
mkorczak@wexfordequities.com

with a copy to:

Ballard Spahr Andrews & Ingersoll, LLP
1735 Market Street, 51st Fl.
Philadelphia, PA 19103-7599
Attention: Bart I. Mellits, Esquire
Fax No.: (215) 864-8701
mellits@ballardspahr.com

Notices shall also be effective if sent by either fax or e-mail to the fax numbers and e-mail addresses set forth above upon system confirmation, provided that an additional notice is given in accordance with one of the other methods set forth in the first sentence of this section. Notice shall be deemed to have been given on the date received or refused, if delivered personally, by overnight delivery service, by fax or e-mail or, if mailed, three (3) business days after the date postmarked.

29. COUNTERPARTS, FAX AND E-MAIL SIGNATURES.

This Lease may be executed in one or more counterparts each one of which shall be deemed an original. E-mail and facsimile signatures shall also be sufficient to bind the parties hereto.

30. ENTIRE AGREEMENT.

This Lease and the Exhibits hereto constitute the entire agreement between the parties, there being no other terms, oral or written, except as herein expressed. The failure of either party to insist in any instance on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. No modification of this Lease shall be binding on the parties unless it is in writing and signed by both parties hereto.

31. SEVERABILITY AND INTERPRETATION.

(a) If any clause or provision of this Lease shall be deemed illegal, invalid or unenforceable under present or future laws effective during the Term, the remainder of this Lease shall not be affected by such illegality, invalidity or unenforceability, and in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(b) Should any provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Lease.

32. HEIRS, SUCCESSORS, AND ASSIGNS - PARTIES.

(a) The provisions of this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective permitted successors, heirs, legal representatives and assigns, it being understood that the term "Landlord" as used in this Lease means only the owner or prime lessee (or the ground lessee) for the time being of the Property and Building of which the Premises are a part, so that in the event of any sale or sales of said Property or assignment of the prime lease (or of any ground lease thereof), Landlord named herein shall be and hereby is entirely released of all covenants and obligations of Landlord hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, assignee, or the ground lessee, as the case may be, has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder during the period such party has possession of the Property and Building. Should the Property and the entire Building be severed as to ownership by sale and/or lease, then the owner of the entire Building or lessee of the entire Building that has the right to lease space in the Building to tenants shall be deemed "Landlord". Tenant shall be bound to any such succeeding party for performance by Tenant of all the terms, covenants, and conditions of this Lease and agrees to attorn (and execute any attornment agreement not in conflict with the terms and provisions of this Lease at the request of any such party) to any such succeeding party.

(b) The parties "Landlord" and "Tenant" and pronouns relating thereto, as used herein, shall include male, female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

33. SURVIVAL.

Except as otherwise set forth herein, any obligations of Tenant and Landlord, as set forth herein (including, without limitation, Tenant's rental and other monetary obligations, repair obligations, and obligations to indemnify Landlord), shall survive the expiration or earlier termination of this Lease.

34. FORCE MAJEURE.

Landlord and/or the Association shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease when prevented from so doing by causes beyond its reasonable control, which shall include, but not be limited to (a) strike, lockout or other labor troubles, (b) governmental restrictions or limitations, (c) failure or shortage of electrical power, gas, water, fuel oil, or other utility or service, (d) riot, war, insurrection or other national or local emergency, (e) accident, flood, fire or other casualty, (f) adverse weather condition, (g) other act of God, (h) delay in ability or inability to obtain a building permit or a certificate of occupancy or (i) other cause similar or dissimilar to any of the foregoing and beyond such party's reasonable control (collectively, "Force Majeure"), provided, however, that none of the foregoing shall excuse delays in the payment of money.

35. TIME OF THE ESSENCE.

All time for payments and performance herein and all notice and cure periods are of the essence of the agreement between the parties hereto.

36. HEADINGS.

The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of any part of this Lease.

37. RULES AND REGULATIONS.

The Rules and Regulations set forth in Exhibit E (the "Unit Rules") are a part of this Lease. Landlord may from time to time amend, modify, delete or add new and additional reasonable Rules for the use, operation, safety, cleanliness and care of the Premises, the Shared Facilities and the Unit (including the Unit Common Areas). Such new or modified Rules shall be effective upon notice thereof to Tenant. Tenant also acknowledges that the Association may promulgate rules and regulations with respect to the Condominium pursuant to the Declaration, as such rules and regulations may from time to time be amended, modified, deleted or supplemented (the "Condominium Rules;" and together with any Unit Rules, collectively, the "Rules"). Tenant will cause its employees and agents, or any others permitted by Tenant to occupy or enter the Premises to at all times abide by the Rules. In the event of any breach of any Unit Rules, Landlord shall have all remedies in this Lease provided for in the Event of Default by Tenant and shall, in addition, have any remedies available at law or in equity, including but not limited to, the right to enjoin any breach of such Unit Rules. In the event of any breach of any Condominium Rules, the Association shall have all remedies in the Declaration and shall, in addition, have any remedies available at law or in equity, including but not limited to, the right to enjoin any breach of such Condominium Rules. Neither Landlord nor the Association shall be responsible to Tenant for the nonobservance by any other tenant or person of any Rules.

38. LEASE BINDING UPON DELIVERY; NO OPTION.

Submission of this Lease for examination and negotiation does not constitute an option to lease or reservation of space for the Premises. This Lease shall be effective only when executed by both parties and received by Landlord. If this Lease has been submitted to Tenant in form already signed by Landlord, it evidences only Landlord's offer to enter into this Lease on the exact terms provided as delivered, which offer may be revoked at any time and which may additionally expire at any certain time established by Landlord in writing.

39. TENANT'S FINANCIAL STATEMENTS.

Tenant shall, within one hundred twenty (120) days of the end of each fiscal year of Tenant, deliver to Landlord a current balance sheet and statement of profit and loss for the preceding year prepared and reviewed by an independent certified public accountant in accordance with generally accepted accounting principles consistently applied. Notwithstanding the foregoing, as long as Tenant is a publicly traded company that is required to file financial statements with the Securities Exchange Commission, then in lieu of the financial statements required to be submitted herein, Tenant shall, within one hundred twenty (120) days of the end of each fiscal year of Tenant, deliver to Landlord the annual report for the preceding year as filed by Tenant with the Securities Exchange Commission.

40. RESERVED.

41. RESERVED.

42. WELCOME FUND / REPORTING.

Tenant acknowledges that Landlord has arranged financing for a portion of the cost of constructing the Building through a loan (the "Welcome Fund Loan") from the PIDC Regional Center, LP XVII (the "Welcome Fund"). The Welcome Fund Loan was a material inducement to Landlord to undertake the construction and development of the Building, and compliance with the regulations, guidelines and/or reporting requirements established by the Welcome Fund from time to time (the "Loan Requirements") by Landlord and its tenants is necessary for Landlord's continuing eligibility for the Welcome Fund Loan. For this purpose, Tenant hereby agrees (i) to fully and accurately complete "Form A" attached hereto as Exhibit F and deliver the same to Landlord on or prior to the date of this Lease, (ii) to fully and accurately complete "Form B" attached hereto as Exhibit F semi-annually and deliver the same to Landlord, no later than June 1 and December 1 each year during the Term, (iii) to fully and accurately complete the latest quarterly PA UC-2 Employment Report and I-9 Form, Employment Eligibility Verification form for every person listed on "Form A" and "Form B" and deliver the same to Landlord simultaneously with the deliver of "Form A" and "Form B" pursuant to clauses (i) and (ii) above, and (iv) cooperate with Landlord in complying with the Loan Requirements and to provide any information requested by Landlord within five (5) days of written request therefor. Tenant hereby designates ____________ as Tenant's contact person to assist Landlord with its compliance with the Loan Requirements.

43. RELOCATION.

Landlord shall have the right at any time during the term hereof, upon giving Tenant not less than ninety (90) days prior written notice, to provide and furnish Tenant with space elsewhere in the Unit or the Building of approximately the same size and build out as the Premises and remove and place Tenant in such space, in which event Landlord will pay all reasonable, third party, out-of-pocket costs and expenses (not including any lost profits or consequential or exemplary damages) incurred to effect the relocation of Tenant. Should Tenant refuse to permit Landlord to relocate Tenant to such new space at the end of said ninety (90) day period, such refusal shall constitute an Event of Default under this Lease entitling Landlord to exercise all of its remedies hereunder without the necessity of any further notice or opportunity to cure being afforded to Tenant. If Landlord moves Tenant to such new space, this Lease and each and all of its terms, covenants and conditions shall remain in full force and effect and be deemed applicable to such new space and such new space shall thereafter be deemed to be the Premises as though Landlord and Tenant had entered into an express written amendment of this Lease with respect thereto.

44. SECURITY.

As security for the performance by Tenant of all of the terms, covenants and conditions of this Lease to be performed by Tenant, Tenant shall provide Landlord, contemporaneously with its execution of this Lease, a security deposit equal to two (2) months of Monthly Base Rental (the "Security Deposit") which shall be held in accordance with the terms of this Section 44 and which shall be made, at Tenant's election, in cash or in the form of an unconditional, irrevocable letter of credit with a term of not less than one (1) year to be deposited with Landlord, in the amount of the Security Deposit, which letter of credit shall be in form and substance and issued by a lending institution reasonably acceptable to Landlord. Tenant shall deliver to Landlord a replacement letter of credit not later than thirty (30) days before the expiration of any current letter of credit on deposit with Landlord, and the failure to do so shall constitute an immediate Event of Default hereunder. If cash is deposited, Landlord shall have no obligation to segregate such Security Deposit from any other funds of Landlord, and interest earned on such Security Deposit, if any, shall belong to Landlord. Within thirty (30) days of any increase in Base Rental under this Lease, Tenant shall deposit with Landlord additional funds so that the Security Deposit is equal at all times to the Base Rental then-payable by Tenant hereunder. The Security Deposit shall be returned to Tenant (or the letter of credit evidencing the Security Deposit released) within thirty (30) days after the expiration of the Term hereof, provided Tenant has fully performed its obligations hereunder. Landlord shall have the right, following notice to Tenant, to apply any part of said Security Deposit to cure any default of Tenant and if Landlord does so, Tenant shall upon demand deposit with Landlord the amount so applied so that Landlord shall have the full Security Deposit on hand at all times during the Term of this Lease. In the event of a sale or lease of the Unit, Landlord shall transfer the Security Deposit to the vendee or lessee, and Landlord shall thereupon be released from all liability for the return of such Security Deposit. If a letter of credit is deposited, within ten (10) days of Landlord's request, Tenant shall cause a new letter of credit (or an amendment to the then-existing letter of credit) to be issued naming the successor Landlord and its successors and

assigns as the beneficiary thereunder. Tenant shall look solely to the successor Landlord for the return of said Security Deposit. This provision shall apply to every transfer or assignment made of the Security Deposit to a successor Landlord. The Security Deposit shall not be assigned or encumbered by Tenant without the prior written consent of Landlord and any such unapproved assignment or encumbrance shall be void.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

LANDLORD:

WEXFORD-UCSC II, LP, a Delaware limited partnership

By: Wexford-UCSC II GP, LLC, its sole general partner

By: Wexford Science Center 2, LLC, its member

By: /s/
Name: Mark Kaurse Kowalski
Title: Vice President

By: University City Science Center, its member

By: /s/
Name: Cynthia M. Hess
Title: Vice President

TENANT:

ROSETTA GENOMICS

By:
Name: AMIR AVNIEL
Title: CEO

EXHIBIT A

DRAWING OF THE PREMISES


PARTIAL 7TH FLOOR PLAN


KEY PLAN
740
750

SUITE 740 PLAN

3711 MARKET - SCIENCE CENTER

4.02.08

AREA OF FIT-OUT

UJMN ARCHITECTS + DESIGNERS

EXHIBIT B

THE LAND

EXHIBIT B

THE LAND

ALL THAT CERTAIN lot or piece of ground, SITUATE in the 24th Ward of the City of Philadelphia, Commonwealth of Pennsylvania, described in accordance with a plan entitled "Proposed Lot Configuration Plan", prepared by Langan Engineering and Environmental Services, Inc., One Penn Center, 1617 JFK Boulevard, Philadelphia, Pennsylvania, dated 3/15/00, as follows:

BEGINNING at the intersection of the Northerly side of Market Street (100 feet wide) and the Easterly side of 38th Street (104 feet); thence extending along the Easterly side of 38th Street North 16 degrees 13 minutes 13 seconds East, the distance of 200.827 feet to a point on the Southerly side of Filbert Street (50 feet wide); thence extending along the Southerly side of Filbert Street South 78 degrees 59 minutes East, the distance of 418.047 feet, to a point; thence extending South 11 degrees 1 minute West, the distance of 200 feet to a point on the aforementioned Northerly side of Market Street; thence extending North 78 degrees 59 minutes West, the distance of 436.261 feet to the aforementioned Easterly side of 38th Street and the first mentioned point and place of beginning.

CONTAINING in area 85,430 square feet or 1.961 acres, more or less.

BEING assessed as 3737 Market Street.

Tax ID / Parcel No. 88-3-07360 (f/k/a Tax ID / Parcel No. 88-3-073400)

EXHIBIT C

CASEWORK

EXHIBIT D

JANITORIAL SCHEDULE

DAILY

Offices:
Empty all trash receptacles and replace all trash liners.

Elevators:
Clean all interior surfaces of elevator cars. West mop floors, clean all SS surfaces with special cleaner.

Restrooms:
Sweep and wet mop floors. Wash and sanitize toilet fixtures, seats and urinals. Clean wash basins.
Damp wipe and polish dry: mirrors, shelves, dispensers, plated fixtures, and piping.
Spot clean wall surfaces, partitions, doors and waste receptacles.
Empty sanitary napkin receptacles.
Provide paper goods, soaps and plastic liners.

Stairways:
Sweep.

Outside Entrances:
Sweep landings, steps and adjacent sidewalks. Empty trash receptacles and replace liners.

Lobbies:
Sweep and damp mop floors, vacuum carpets, clean drinking fountains.

ON A SCHEDULE DETERMINED BY LANDLORD AND TENANT
Sweep and mop floors.

WEEKLY

Sweep loading dock.
Buff elevator floors.

MONTHLY

Lobbies and Corridors:
Spray buff all floors.
Spot clean carpets.

QUARTERLY

Offices:
Clean all glass surfaces.

Restrooms:
Power scrub all floors and walls.

Lobbies:
Spot wash walls.
Strip and wax all floor surfaces.

OTHER SERVICES

Shall be at Tenant's sole cost and expense.

EXHIBIT E

RULES AND REGULATIONS

The rules and regulations set forth in this Exhibit shall be and hereby are made a part of the Lease to which they are attached. Whenever the term "Tenant" is used in these rules and regulations, it shall be deemed to include Tenant, its employees or agents and any other persons permitted by Tenant to occupy or enter the Premises. The following rules and regulations may from time to time be modified by Landlord in the manner set forth in Section 37 of the Lease.

1. Obstruction: The sidewalks, any entries, passages, corridors, halls, lobbies, stairways located outside the Premises, elevators and other common facilities of the Building shall be controlled by Landlord and shall not be obstructed by Tenant or used for any purposes other than ingress or egress to and from the Premises. Tenant shall not place any item in any of such locations, whether or not any such item constitutes an obstruction, without the prior written consent of Landlord. Landlord shall have the right to remove any obstruction or any such item without notice to Tenant and at the expense of Tenant. The floors, skylights and windows that reflect or admit light into any place in said Building shall not be covered or obstructed by Tenant.

2. Ordinary Business Hours: Whenever used in the Lease or in these rules and regulations, the ordinary business hours of the Building shall be from 8:00 A.M. to 6:00 P.M. Monday through Friday and 8:00 A.M. to 1:00 P.M. Saturday of each week, excluding the legal holidays of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Ordinary Business Hours").

3. Deliveries: Tenant shall insure that all deliveries to the Premises (including, without limitation, deliveries of mail, office supplies, beverages and soft drinks, catered meals and all other deliveries of bulk items) shall be made only upon the elevator designated by Landlord for deliveries and only during the ordinary business hours of the Building. If any person making deliveries to Tenant damages the elevator or any other part of the Building or Property, Tenant shall pay to Landlord upon demand the amount required to repair such damage and restore the area to its previous condition.

4. Moving: Furniture and equipment shall be moved in or out of the Building only upon the elevator designated by Landlord for furniture and equipment deliveries and then only during such hours and in such manner as may be prescribed by Landlord. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant and Tenant shall cause such movers to use only the loading facilities and elevator designated by Landlord. If Tenant's movers damage the elevator or any other part of the Building, Tenant shall pay to Landlord upon demand the amount required to repair such damage and restore the area to its previous condition.

5. Heavy Articles: No safe or article the weight of which may, in the reasonable opinion of Landlord, constitute a hazard or may cause damage to the Building or its

equipment, shall be moved into the Premises. Safes and other heavy equipment, the weight of which will not constitute a hazard or cause damage the Building or its equipment shall be moved into, from or about the Building only during such hours and in such manner as shall be prescribed by Landlord and Landlord shall have the right to designate the location of such articles in the Premises. The floor load for the Premises is 100 pounds per square foot live load and shall not be exceeded by Tenant.

6. Nuisance: Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein which would in any way constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants of the Building, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of any governmental authority having jurisdiction over the Building (including, by way of illustration and not limitation, using the Premises for sleeping, lodging or cooking).

7. Building Security: Landlord may restrict access to and from the Premises and the Building outside of the ordinary business hours of the Building at any time for reasons of Building Security. Landlord may require identification of persons entering and leaving the Building during this period and, for this purpose, may issue Building passes to tenants of the Building. Landlord shall not be liable to any person (including, without limitation, Tenant) for excluding any person from the Building or for admission of any person to the Building at any time, or for damage, loss or theft resulting therefrom.

8. Pass Key: The janitor of the Building may at all times have available a pass key to the Premises, and he and other agents of Landlord shall at all times be allowed admittance to the Premises. Unless explicitly permitted by the Lease, Tenant shall not employ any person other than Landlord's contractors and employees for the purpose of cleaning and taking care of the Premises. Landlord shall not be responsible for any loss, theft, mysterious disappearance of or damage to, any property, however occurring.

9. Locks and Keys for Premises: No additional lock or locks shall be placed by Tenant on any door in the Building and no existing lock shall be changed unless the written consent of Landlord shall first have been obtained, which consent shall not be unreasonably withheld. A reasonable number of keys to the Premises and to the toilet rooms, if locked by Landlord, will be furnished by Landlord, and Tenant shall not have any duplicate keys made. Landlord also shall furnish to Tenant a reasonable number of card keys or building passes permitting access and egress to and from the Building and elevators within the Building. The distribution and use of such card keys and passes by Tenant and its employees shall be subject at all times to such additional rules as Landlord may promulgate from time to time. At the termination of this Lease, Tenant shall promptly return to Landlord all keys, card keys and building passes to the Building, offices, toilet rooms, and parking facilities. Tenant shall promptly report to Landlord the loss or theft of any key, card key or building pass.

10. Signs: Signs on Tenant's entrance door will be provided for Tenant by Landlord at Tenant's expense. No advertisement, sign or other notice shall be inscribed, painted or affixed on any part of the outside or inside of the Building, except upon the interior doors as

permitted by Landlord, which advertisement, signs or other notices shall be of Building standard order, size and style, and at such places as shall be designated by Landlord. In addition, Landlord shall provide in the lobby of the Building, at Landlord's expense, a building directory which shall include Tenant's name.

11. Use of Water Fixtures: Water closets and other water fixtures shall not be used for any purpose other than for which the same are intended and no obstructing or improper substance shall be thrown, deposited or disposed of therein. Any damage resulting to the same from misuse on the part of Tenant shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

12. No Animals, Excessive Noise: No birds, fish, or other animals (other than seeing eye dogs) shall be allowed in the offices, halls, corridors and elevators in the Building. No person shall disturb Tenants of this or adjoining buildings or space by the use of any radio, musical instrument or singing, or by the making of loud or improper noises.

13. Bicycles: Bicycles or other vehicles shall not be permitted anywhere inside or on the sidewalks outside the Building, except in those areas, if any, designated by Landlord as secure bicycle parking, and Tenant may use the service elevator to transport any bicycles to the Premises at any time.

14. Trash: Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Tenant out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building. All trash shall be placed in receptacles provided by Tenant on the Premises or in any receptacles provided by Landlord for the Building. Tenant will separate recyclable materials from other trash in accordance with Landlord's instructions.

15. Windows and Entrance Doors: Window shades, blinds or curtains of a uniform Building Standard color and pattern only shall be provided for the exterior glass of the Building to give uniform color exposure through exterior windows. Exterior blinds shall remain in a lowered position at all times to provide uniform exposure from the outside. No awnings, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of Landlord, including approval by Landlord of the quality, type, design, color and manner of attachment. Tenant entrance doors shall be kept closed at all times in accordance with the fire code.

16. Hazardous Operations and Items: Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Premises without Landlord's prior written consent, which consent may be withheld in Landlord's absolute discretion. The use of oil, gas or inflammable liquids for heating, lighting or any other purposes is expressly prohibited. No flammable, combustible or toxic fluid or substance and no explosives or other articles deemed extra hazardous shall be brought into the Building. Tenant shall not cause or permit any gas, liquids or odors to be produced upon or emanate from the Premises.

17. Hours for Repairs, Maintenance and Alterations: Any repairs, maintenance and alterations required or permitted to be done by Tenant under the Lease shall be done only during the ordinary business hours of the Building, unless Landlord shall have first consented in writing to such work being done outside such times. If Tenant desires to have such work done by Landlord's employees on Saturdays, Sundays, holidays or weekends outside of ordinary business hours, Tenant shall pay the extra cost of such labor.

18. No Defacing of Premises: Except as permitted by Landlord and by this Lease, Tenant shall not mark up, cut, drill into, drive nails or screws into, or in any way deface the doors, walls, ceilings or floors of the Premises or of the Building, nor shall any connection be made to the electric wires or electric fixtures without the consent in writing on each occasion of Landlord or its agents, and any defacement, damage or injury caused by Tenant shall be paid for Tenant.

19. Limit on Equipment: Tenant shall not, without Landlord's prior written consent, install or operate any computer, duplicating or other large business machines or equipment, using more than 110 volts, 16 continuous load amps upon the Premises, or carry on any mechanical business thereon. If Tenant requires any interior wiring such as for a business machine, intercom, printing equipment or copying equipment, such wiring shall be done only by Landlord's electrician for the Building and at Tenant's expense. No electrical wiring shall be performed by any person unless previously approved in writing by Landlord or its representative. If telegraphic or telephonic service is desired, the wiring for same shall be done as directed by the electrician of the Building, or by some other employee of Landlord who may be instructed by the superintendent of the Building to supervise same, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated.

20. Solicitation, Food and Beverages: Landlord reserves the right to restrict, control or prohibit canvassing, soliciting and peddling within the Building. Tenant shall not grant any concessions, licenses or permission for the sale or taking of orders for food, alcoholic beverages, services or merchandise in the Premises, nor install or permit the installation or use of any machine or equipment for dispensing goods or foods or beverages in the Building, nor permit machine or equipment for dispensing goods or food or beverages in the Building, nor permit the preparation, serving, distribution or delivery of food or beverages in the Premises without the approval of Landlord and in compliance with arrangements prescribed by Landlord, except in connection with convenience lunch rooms or beverage service or catered functions for employees, clients and guests of Tenant (on a noncommercial basis). Only persons approved in writing by Landlord shall be permitted to serve, distribute, or deliver food and beverages within the Building, or to the use the elevators or public areas of the Building for that purpose.

21. Balconies and Roof: Landlord shall have access to all balconies and the roof during all hours even when such access requires Landlord to pass through the Premises or window openings.

22. Smoke Free Building: The Building is a smoke free building and Tenant shall not permit any of its employees, agents, contractors, subcontractors, invites, guests or visitors to smoke in the Building or Premises.

23. Captions: The caption for each of these rules and regulations is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of these rules and regulations.

EXHIBIT F

(Attach Welcome Fund Forms)

Existing Employment Form (Form A)

applicant (company) name ______________________ **report date** ___ / ___ / ___

employee name	employee address		gender		race				salary	status	job title	skill level				PIDC use only
last, first	street, city, state	zip	female	male	Asian	Black	Hispanic	other	per hour or other pay period	full-time/part-time?	job title	unskilled	semi-skilled w/ train	semi-skilled w/experience	skilled	low/mod?
	total number										total number					

Created Employment Form (Form B)

applicant (company) name	

report date	___/___/___

employee name	employee address		gender		race					salary	status		job title	skill level				PIDC use only
last, first	street, city, state	zip	female	male	Double	Asian	Black	Hispanic	other	per hour or other pay period	full time/part-time?	Date Hired	job title	unskilled	semi-skilled w/ train	semi-skilled w/experience	skilled	low/mod?
	total number									(2006)			total number					

Form B

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this "Amendment") made this 11th day of August, 2008 between **WEXFORD-UCSC II, LP**, a Delaware limited partnership having a place of business at 7312 Parkway Drive, Hanover, Maryland 21076 ("Landlord") and **ROSETTA GENOMICS**, a Delaware incorporated company having a place of business at 15 Exchange Place, Suite 500, Jersey City, New Jersey 07302.

RECITALS:

WHEREAS, Landlord and Tenant are the parties to a certain Lease Agreement dated July 7, 2008 (the "Lease") pursuant to which Landlord leases to Tenant and Tenant leases from Landlord approximately 6,233 rentable square feet, commonly known as Suite 740 (the "Premises") on the seventh (7th) floor of the commercial condominium known as the 3711 Market Research Condominium ("the "Condominium"), which Premises form a part of Unit 6 in the Condominium.

WHEREAS, Landlord and Tenant now desire to amend the Lease upon the terms and conditions more particularly set forth herein.

NOW, THEREFORE, in consideration of the Premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound hereby, agree as follows:

1. CAPITALIZED TERMS. Except otherwise defined herein, capitalized terms used herein shall have the same meanings assigned to such terms under the Lease.

2. ALLOWANCE. Provided that, as of the date of this Amendment and as of the date on which Tenant requests disbursement of the Allowance (defined below), there is no Event of Default, or an event which, upon the giving of notice or the passage of time, or both, could become an Event of Default under the Lease, then Landlord shall make available up to $13,017.00 (the "Allowance") to Tenant, which Allowance shall be disbursed by Landlord and used by Tenant as follows:

(a) Tenant may use the Allowance for construction of improvements in the Premises (the "Tenant Improvements") and for no other purpose.

(b) Landlord shall disburse the Allowance to Intech Construction, Inc. ("Intech") on Tenant's behalf on account of Intech's construction of the Tenant Improvements. Landlord makes no warranties, express or implied, including without limitation implied warranties of merchantability and fitness for a particular purpose, with respect to the Tenant Improvments, and Landlord and Tenant hereby acknowledge and agree that Landlord's reviewing or approving any plans for the Tenant Improvements or Landlord's contracting with Intech for construction or supervising construction of the Tenant Improvements shall not constitute an assumption of responsibility or liability for any aspect of the adequacy, appropriateness, suitability or sufficiency of the Tenant Improvements, or a representation, warranty, certification, acknowledgment or agreement by Landlord that the Tenant

Improvements will be adequate, appropriate, suitable or sufficient to fully meet the needs and requirements of the intended use(s) of the Tenant Improvements.

(c) Commencing on the first (1st) day of the calendar month following the month in which Landlord disburses the Allowance on Tenant's behalf, and thereafter concurrently with Tenant's payment of Monthly Base Rental, Tenant shall pay to Landlord (in addition to Base Rental and any Additional Rent due under the Lease) an amount equal to $416.55 per month for 36 months (each, an "Allowance Reimbursement Payment"). Allowance Reimbursement Payments shall be deemed Additional Rent for all purposes under the Lease. Additionally, Tenant acknowledges that if an Event of Default shall occur prior to the date on which the Allowance is repaid in full to Landlord, then the full unpaid amount of the Allowance shall be and become immediately due and payable by Tenant to Landlord, and, in addition to any other remedies that Landlord shall have under the terms of the Lease, Landlord may retain all or any portion of the Security Deposit to satisfy such obligation of Tenant to Landlord.

3. CONFLICTS. In the event of any inconsistencies between the terms of this Amendment and the Lease, the terms of this Amendment shall prevail.

4. SCOPE OF AMENDMENT. Except as expressly amended hereby, all of the terms, conditions and covenants contained in the Lease shall continue in full force and effect, and are hereby ratified, approved and republished.

5. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument.

[Remainder of Page Intentionally Blank; Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

LANDLORD:

WEXFORD-UCSC II, LP, a Delaware limited partnership

By: Wexford-UCSC II, GP, LLC, its general partner

By: Wexford Science Center 2, LLC, its member

By: /S/
Name: Joseph R. Dorgan, Jr.
Title: Vice President

By: University City Science Center, its member

By: /S/
Curtis M. Hess, Senior Vice President

TENANT:

ROSETTA GENOMICS, a Delaware incorporated company

By: [signature]
Name:
Title: [illegible]